Annual Report as of July 31, 2001 and June 30, 2001

Evergreen Growth and Income Funds

Table of Contents

Letter to Shareholders	1
Evergreen Equity Index Fund
Fund at a Glance	2
Portfolio Manager Interview	3
Evergreen Strategic Value Fund (formerly, Evergreen Select Strategic Value Fund)
Fund at a Glance	5
Portfolio Manager Interview	6
Financial Highlights
Evergreen Equity Index Fund	9
Evergreen Strategic Value Fund	12
Schedules of Investments
Evergreen Equity Index Fund	13
Evergreen Strategic Value Fund	44
Combined Notes to Schedules of Investments	51
Statements of Assets and Liabilities	52
Statements of Operations	53
Statements of Changes in Net Assets	54
Combined Notes to Financial Statements	55
Independent Auditors’ Report	62
Additional Information	63

Evergreen Funds

Evergreen Funds is one of the nation’s fastest growing investment companies with more than $90 billion in assets under management.

With over 80 mutual funds to choose among and acclaimed service and operations capabilities, investors enjoy a broad range of quality investment products and services designed to meet their needs.

The Evergreen Funds employ intensive, research-driven investment strategies executed by over 90 research analysts and portfolio managers. The fund company remains dedicated to meeting the needs of investors and their advisors in a global economy. Look to Evergreen Funds to provide a distinctive level of service and excellence in investment management.

This annual report must be preceded or accompanied by a prospectus of an Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:	NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen Distributor, Inc.
Evergreen FundsSM is a service mark of Evergreen Investment Services, Inc.

Letter to Shareholders

September 2001

Dear Evergreen Shareholders,

We are pleased to provide the Evergreen Growth and Income Funds annual report, which covers both the twelve-month period ended June 30, 2001 and the one-month period ended July 31, 2001.

Equity Markets Struggle in Uncertain Economy

The periods ended June 30, 2001 and July 31, 2001 accentuate one of the most disappointing eras in two decades of stock market activity. During the thirteen months, most major indices recorded declines, including the S&P 500 Index, which was off approximately 14%. Leading the market lower was the information technology sector, a sector that was overbought during the previous two years. The stock market itself, however, was not the only problem. The economy had slowed markedly, during the calendar year ended December 31, 2000, as a result of the monetary tightening policy the Federal Reserve Board had implemented. As the new calendar year began, both the economy and the stock market continued to decline, prompting the Federal Reserve Board to enact an aggressive rate reduction program. Although the economy and the stock market have yet to react to the new policy, we remain convinced that the current slowdown is part of a normal economic cycle. Further, we believe that the economy, reacting to the monetary and fiscal stimulation, will positively impact future corporate profits.

We continue to believe that the outlook for the equity market, at its current level, is attractive and that the investment strategies of the funds will allow for their participation in the expected market recovery.

The Importance of Diversification

An environment like the past thirteen months offers many reasons for building a diversified portfolio rather than trying to predict the market’s movements. Diversification provides exposure to many different opportunities while reducing the risk of any single investment or strategy.

We invite you to visit our enhanced website, www.evergreeninvestments.com, for more information about Evergreen Funds. Thank you for your continued investment in Evergreen Funds.

Sincerely,

William M. Ennis
President & CEO
Evergreen Investment Company, Inc.

Dennis H. Ferro
Chief Investment Officer
Evergreen Investment Management Company

EVERGREEN
Equity Index Fund
Fund at a Glance as of July 31, 2001

“We believe equities represent an attractive investment in the long run, and we think the fund provides an excellent way to achieve a diversified exposure to opportunities in the stock market.”

Portfolio Management

William E. Zieff
Tenure: July 2000

PERFORMANCE AND RETURNS 2

Portfolio Inception Date: 2/14/1985	Class A	Class B	Class C	Class I	Class IS

Class Inception Date	11/04/1998	11/03/1998	4/30/1999	2/14/1985	10/09/1996

Average Annual Returns*

1 year w/ sales charge	-19.54%	-19.50%	-16.95%	n/a	n/a

1 year w/o sales charge	-14.63%	-15.29%	-15.27%	-14.41%	-14.63%

5 years	13.35%	13.99%	14.34%	14.86%	14.65%

10 years	13.03%	13.47%	13.53%	13.79%	13.68%

Maximum Sales Charge	5.75%	5.00%	2.00%

	Front End	CDSC	CDSC	n/a	n/a

12-month income dividends per share	$0.32	$0.06	$0.06	$0.44	$0.32

* Adjusted for maximum applicable sales charge unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Equity Index Fund, Class A2 shares, Standard & Poor’s 500 Index (S&P 500) and the Consumer Price Index (CPI).

The S&P 500 is an unmanaged market index and does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 7/31/2001. The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in load, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Class I shares prior to its inception is based on the performance of the Class Y shares of the fund’s predecessors, CoreFund Equity Index Fund from 6/1/1991 through 7/27/1998 and Viking Index Fund from 2/14/1985 through 5/31/1991. Historical performance shown for Class IS shares prior to its inception is based on the performance of: the Class A shares of the fund’s predecessor CoreFund Equity Index Fund from 10/9/1996 to 7/27/1998; the Class Y shares of the fund’s predecessor CoreFund Equity Index Fund from 6/1/1991 to 10/8/1996; and the Class I shares of the fund’s predecessor Viking Index Fund from 2/14/1985 through 5/31/1991. Performance of Class Y for CoreFund Equity Index Fund and Class Y for Viking Index Fund has not been adjusted to reflect the effect of the 0.25% 12b-1 fee applicable to Class IS. Historical performance shown for Classes A, B and C prior to their inception is based on the performance of: the fund’s Class I shares from 7/27/1998 to the inception of Classes A, B and C; the Class Y shares of the fund’s predecessor, CoreFund Equity Index Fund from 6/1/1991 through 7/27/1998; and the Class Y shares of the fund’s predecessor, Viking Index Fund from 2/14/1985 through 5/31/1991. The historical returns for Classes A, B, C and IS have not been adjusted to reflect the effect of each class’ 12b-1 fees. These fees are 0.25% for Class A and IS, 1.00% for Classes B and C. Neither Class Y nor Class I pay 12b-1 fees. If these fees had been reflected, returns would have been lower. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1 million investment.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

“Standard & Poor’s”, “S&P”, “S&P 500”, “Standard & Poor’s 500”, and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Evergreen Institutional Asset Management. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor’s and makes no representation regarding the advisability of investing in the fund.

All data is as of July 31, 2001 and is subject to change.

EVERGREEN
Equity Index Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares returned -15.10% for the twelve-month period ended June 30, 2001. Fund returns are before deduction of any applicable sales charges. During the same period, the Standard & Poor’s 500 Index returned -14.83%, while the average return of S&P 500 index funds was -15.16%, according to Lipper, Inc., an independent monitor of mutual fund performance. For the one-month period ended July 31, 2001, the fund’s Class A shares had a total return of -1.00%, while the S&P 500 Index returned -0.98% and the average return of S&P 500 index funds was -1.04%.

In this report, we present both the twelve-month return for the year ended June 30, 2001, which was the fund’s former fiscal period, as well as the one-month return for the period ended July 31, 2001. In the future, July 31 will be the end of the fund’s fiscal year.

The fund’s objective is to seek investment results that achieve price and yield performance similar to the S&P 500, with minimal variation. Typically, the fund’s performance will closely align with that of S&P 500. The investment process is designed to keep trading and administrative costs low, in an effort to minimize the differential in returns between the fund and the S&P 500.

Portfolio Characteristics

(as of 7/31/2001)

Total Net Assets	$723,701,424

Number of Holdings	502

P/E Ratio	27.4x

Beta	1.00

What was the fund’s investment environment like during the period?

The volatility that was characteristic of the equity market in the year 2000 continued into the first seven months of this year as the positive impacts of the Federal Reserve Board’s monetary support and new tax cut legislation were offset by poor current corporate earnings results. Between January and June 2001, the Fed cut short-term interest rates six different times, for a total reduction of 2.75%, in an effort to reinvigorate economic growth. June’s interest rate decrease was only a quarter point, which was a smaller reduction than earlier cuts. Many viewed this as a signal from the Fed that economic conditions may be stabilizing. Initially the market rallied in response to the rate cut, but fell back without any additional positive news.

The consumer cyclical and consumer staples industries tended to be among the better performing areas, as they received a boost when investors shifted out of technology and growth stocks in favor of more defensive companies. Computer peripherals and telecommunications equipment were the hardest-hit industries within the technology sector as earnings continued to be hampered by the economic slowdown and lower orders. California electric utilities and power generation companies such as Pacific Gas & Electric also suffered during the period due to pressure from higher energy costs and heightened concerns surrounding the California power crisis.

Merger-and-acquisition deals continued to be active in 2001 following a busy 2000. Mergers affect the S&P 500, and therefore the fund, as companies listed in the S&P 500 are acquired and therefore lose their listing on the index. Companies added to the index were mostly corporations that had been listed on the S&P Mid Cap 400 Index.

EVERGREEN
Equity Index Fund
Portfolio Manager Interview

Top Five Sectors

(as a percentage of 7/31/2001 net assets)

Financials	17.6%

Information Technology	17.0%

Healthcare	13.3%

Consumer Discretionary	13.2%

Industrials	10.6%

How did all these changes affect the fund?

The fund continued to track the performance of the S&P 500 as changes in the composition of that index were incorporated into the fund. We closely monitor additions and deletions to the S&P 500 so that they can be reflected in the portfolio in the most timely and cost-effective manner. We use various portfolio construction tools in the daily investment of cash flows to help keep the fund in line with the benchmark in terms of industry weights and portfolio characteristics. As a result, the fund is rebalanced daily to ensure consistency with the S&P 500.

Top Ten Holdings

(as a percentage of 7/31/2001 net assets)

General Electric Co.	3.9%

Microsoft Corp.	3.2%

Exxon Mobil Corp.	2.6%

Pfizer, Inc.	2.3%

Citigroup, Inc.	2.3%

Wal-Mart Stores, Inc.	2.2%

AOL Time Warner, Inc.	1.8%

Intel Corp.	1.8%

American International Group, Inc.	1.7%

International Business Machines Corp.	1.6%

What is your outlook?

The market outlook is characterized by a tug of war with conflicting messages for the investor. On one side, there is lower capital spending, falling corporate earnings, a strong U.S. dollar and fears of higher unemployment. At the same time, there are aggressive cuts in the short-term interest rates by the Federal Reserve, tax-rebate checks, rebounding consumer confidence and falling energy prices. However, without any evidence of conviction that things will definitely improve, an increase in the equity market on positive news quickly reverses at the first sign of negative earnings or weak economic data. In the short-term, volatility is likely to continue until a clearer picture emerges.

Rate reductions and tax cuts should assist the economy and boost corporate profits as the market continues to work through the impact of the bursting of the dot-com bubble. We believe equities represent an attractive investment in the long run, and we think the fund provides an excellent way to achieve a diversified exposure to opportunities in the stock market.

EVERGREEN
Strategic Value Fund
(formerly, Evergreen Select Strategic Value Fund)
Fund at a Glance as of July 31, 2001

“Within industries, we expect to find attractive investment opportunities among healthcare and energy companies, while we anticipate that we will continue to de-emphasize consumer cyclical, technology and financial services stocks.”

Portfolio Management

Timothy E. O’Grady Tenure: November 1997	C. Thomas Meisse, CFA Tenure:October 2000
John E. Grey, CFA Tenure: October 2000	J. Frederick Meinke Tenure: October 2000

PERFORMANCE AND RETURNS 2

Portfolio Inception Date: 12/31/1981	Class I	Class IS
Class Inception Date	11/24/1997	03/11/1998

Average Annual Returns

1 year	9.83%	9.51%

5 years	13.99%	13.71%

10 years	14.45%	14.17%

12-month income dividends per share	$2.17	$1.60

LONG TERM GROWTH

Comparison of the change in value of a $1,000,000 investment in Evergreen Strategic Value Fund Class I2, the Russell 1000 Value and the Consumer Price Index (CPI).

The Russell 1000 Value is an unmanaged market index which does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 7/31/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in load, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Class IS shares from 11/24/1997 to its inception is based on the performance of Class I shares and has not been adjusted to reflect the effect of the 0.25% 12b-1 fee applicable to Class IS shares. Class I shares pay no 12b-1fee. If these fees had been reflected, returns would have been lower. Prior to 11/24/1997, the returns for Classes I and IS are based on the fund’s predecessor common trust fund’s (CTF) performance, adjusted for estimated mutual fund expenses. The CTFs were not registered under the 1940 Act and were not subject to certain investment restrictions. If the CTFs had been registered, their performance might have been adversely affected. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1 million investment.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of July 31, 2001 and is subject to change.

EVERGREEN
Strategic Value Fund
(formerly, Evergreen Select Strategic Value Fund)
Portfolio Manager Interview

How did the fund perform?

The fund’s Class I shares had a total return of 10.38% for the twelve-month period ended June 30, 2001. During the same period, the Russell 1000 Value Index had a return of 10.33%, while the average return of funds in the large-cap value category was 3.88%, according to Lipper, Inc., an independent monitor of mutual fund performance. For the one-month period ended July 31, 2001, the fund’s Class I shares had a total return of 0.28%, while the Russell 1000 Value Index returned -0.21% and the average return of large-cap value funds was -0.52% according to Lipper, Inc.

In this report, we present both the twelve-month return for the year ended June 30, 2001, which was the fund’s former fiscal period, as well as the one-month return for the period ended July 31, 2001. In the future, July 31 will be the end of the fund’s fiscal year.

Portfolio Characteristics

(as of 7/31/2001)

Total Net Assets	$845,615,735
Number of Holdings	62
P/E Ratio	19.9x

What were the principal factors affecting performance?

During a period in which the value style of equity investing outperformed the overall stock market, as well as the growth investment style, our fund performance was enhanced most significantly by investments in the energy, communications and healthcare industries, as well as a de-emphasis of technology stocks compared to competitive funds.

Our investments in energy constituted the greatest single positive contributor to fund results. We over-weighted the sector substantially for most of the twelve-month period ended June 30. Within the industry, we de-emphasized the international integrated energy companies and emphasized refining and marketing companies. As a result, our energy holdings added 2.70% to performance, relative to the Russell 1000 Value Index. In the final months of the year ended June 30, 2001, as well as the one-month period ended July 31, 2001, we took profits in our energy positions, moving the industry’s weighting closer to that of its weighting in the Russell 1000 Value Index. As of July 31, the fund was modestly over-weighted in energy.

We added 1.90% in performance, relative to the Russell 1000 Value Index, in telecommunication services, principally through stock selection rather than industry weighting. While telecommunication services stocks, in general, provided poor performance over the past 13 months, our concentrations in two major holdings, Verizon Communications and SBC Communications, helped minimize the impact of the industry’s difficulties.

In healthcare, we maintained a weighting close to that of the Russell 1000 Value Index industry allocation, but stock selection within the industry added about 1.55% to the fund’s performance relative to that of the index. Fund investments in Tenet Healthcare, a hospital management company, and Watson Pharmaceuticals, a generic drug manufacturer, were the principal catalysts to the strong performance in the sector.

Top Five Sectors

(as a percentage of 7/31/2001 net assets)

Financials	25.2%
Telecommunication Services	11.8%
Healthcare	10.7%
Consumer Discretionary	10.5%
Energy	9.7%

EVERGREEN
Strategic Value Fund
(formerly, Evergreen Select Strategic Value Fund)
Portfolio Manager Interview

What other investment decisions influenced fund performance? Our investment in Lowe’s Cos., the home improvement and appliance retailer, helped support fund performance substantially and was the major factor in our strong relative performance in the consumer cyclical industry. This company, whose stock was selling at a very attractive valuation, relative to that of Home Depot, its principal competitor, benefited from a confluence of favorable economic factors, including a strong housing market, declining interest rates and significant home improvement and refinancing activity. As the twelve-month period ended, we took profits and reduced our exposure to Lowe’s Cos.

While our information technology weighting, as of July 31, 2001 was at 7.7% of net assets, about even with that of the Russell 1000 Value Index, it was substantially less than most competitive funds. This was a significant factor in the fund’s strong performance relative to its peer group. We believe technology remains a cyclical industry with lower quality and more volatile earnings than the overall market. We also believe that, as a result of over-investment in technology and telecommunications, the earnings growth rates of the industries over the next five years may be substantially less than the reported rates of the past five years.

Philip Morris, a major position that detracted from performance in the previous fiscal year, was the single stock that had the most significant positive impact on performance during the past fiscal year.

On the negative side, our investments in the utilities and financial services industries were the largest detractors to performance relative to the Russell 1000 Value Index. While we maintained an investment in utilities about equal to the Russell 1000 Value Index, we more heavily weighted natural gas over electrics, which performed better over the twelve-month period. We under-weighted financial services, the best-performing industry in the Russell 1000 Value Index, maintaining an industry weighting of about 25% of net assets compared to the 31% weighting in the Russell 1000 Value Index. We held to that position because of our concern about potential rising credit risks in a slowing economy. During the twelve months, some of the best-performing financial stocks were those that we believe also have the greatest exposure to credit risk.

Top Ten Holdings

(as a percentage of 7/31/2001 net assets)

Exxon Mobil Corp.	4.3%

Citigroup, Inc.	4.2%

Wells Fargo & Co.	3.5%

Verizon Communications	3.0%

Lowe’s Companies, Inc.	2.9%

SBC Communications, Inc.	2.7%

Philip Morris Companies, Inc.	2.7%

American International Group, Inc.	2.6%

Conoco, Inc.	2.5%

International Business Machines Corp.	2.3%

What is your outlook?

In an economy in which growth may be slower than widely assumed, we see more an equilibrium in the coming months between the performance of value stocks and growth stocks, as well as, among small-cap, mid-cap and large company equities. The recent disparities between the valuations of different types of stocks have narrowed substantially.

Within industries, we expect to find attractive investment opportunities among healthcare and energy companies, while we anticipate that we will continue to de-emphasize consumer cyclical, technology and financial services stocks.

EVERGREEN
Strategic Value Fund
(formerly, Evergreen Select Strategic Value Fund)
Portfolio Manager Interview

The healthcare industry continues to offer good growth prospects, yet company stock valuations have been beaten down to reasonable levels. We believe healthcare companies have the potential to continue to offer earnings quality and consistency, and their low relative valuations tend to be related more to external, political issues rather than company fundamentals. We recently have added to positions in major pharmaceutical companies such as Merck and Bristol-Myers.

While our allocation of energy stocks has been reduced substantially, from a time when the industry’s weighting in the fund was double that of the Russell 1000 Value Index, we find the recent stock valuations are becoming more attractive as commodity prices have dipped. As a result, we see potential opportunities in the industry, which in recent years, have been held back by under-investment. However, investors will need to adjust to the reality that energy exploration activities are likely to be less efficient, resulting in more expensive commodities in the future.

We expect to de-emphasize consumer cyclical stocks, which are dependent on discretionary spending, as we anticipate reduced consumer spending in the face of rising unemployment and uncertainty about the future. Within the industry, we will look for opportunities among cable companies, which have the potential of improving their earnings as they introduce new services with higher margins.

Within technology, we expect to adhere to our value-oriented discipline and not attempt to rush to increase the fund’s weighting without sound evidence that the industry has begun to recover. In the financial services sector, we remain concerned about credit risk. We are likely to focus our finance investments on those companies with fee-based and traditional lending businesses, rather than on companies heavily dependent on the capital markets. In the utility industry, we expect to continue to de-emphasize electric companies in favor of natural gas stocks, which we think have greater relative value.

EVERGREEN
Equity Index Fund
Financial Highlights
(For a share outstanding throughout each period)

	One-Month Period Ended July 31, 2001 (a)	Year Ended June 30,
		2001	2000	1999 (b)

CLASS A SHARES

Net asset value, beginning of period	$ 45.95	$ 54.73	$ 52.03	$ 45.23

Income from investment operations
Net investment income	0.02	0.35	0.40	0.29

Net realized and unrealized gains or losses on securities and futures contracts	(0.48)	(8.56)	3.09	9.87

Total from investment operations	(0.46)	(8.21)	3.49	10.16

Distributions to shareholders from

Net investment income	(0.02)	(0.32)	(0.43)	(0.27)

Net realized gains	0	(0.25)	(0.36)	(3.09)

Total distributions to shareholders	(0.02)	(0.57)	(0.79)	(3.36)

Net asset value, end of period	$ 45.47	$ 45.95	$ 54.73	$ 52.03

Total return *	(1.00%)	(15.10%)	6.76%	24.08%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 95,801	$ 86,350	$ 79,991	$ 38,203

Ratios to average net assets

Expenses ‡	0.55%†	0.55%	0.55%	0.55%†

Net investment income	0.65%†	0.72%	0.78%	0.96%†

Portfolio turnover rate	0%	17%	12%	21%

	One-Month Period Ended July 31, 2001 (a)	Year Ended June 30,
		2001	2000	1999 (c)

CLASS B SHARES

Net asset value, beginning of period	$ 45.75	$ 54.62	$ 52.00	$ 45.26

Income from investment operations

Net investment income	0	0	0.03	0.08

Net realized and unrealized gains or losses on securities and futures contracts	(0.50)	(8.56)	3.05	9.83

Total from investment operations	(0.50)	(8.56)	3.08	9.91
Distributions to shareholders from

Net investment income	0	(0.06)	(0.10)	(0.08)

Net realized gains	0	(0.25)	(0.36)	(3.09)

Total distributions to shareholders	0	(0.31)	(0.46)	(3.17)

Net asset value, end of period	$ 45.25	$ 45.75	$ 54.62	$ 52.00

Total return *	(1.09%)	(15.73%)	5.95%	23.44%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 206,205	$ 207,011	$ 203,984	$ 107,334

Ratios to average net assets

Expenses ‡	1.30%†	1.30%	1.30%	1.31%†

Net investment income	(0.07%)†	(0.04%)	0.03%	0.21%†

Portfolio turnover rate	0%	17%	12%	21%

(a) For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.
(b) For the period from November 4, 1998 (commencement of class operations) to June 30, 1999.
(c) For the period from November 3, 1998 (commencement of class operations) to June 30, 1999.
† Annualized.
‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
* Excluding applicable sales charges.

See Combined Notes to Financial Statements.

EVERGREEN
Equity Index Fund
Financial Highlights
(For a share outstanding throughout each period)

	One-Month Period Ended July 31, 2001 (a)	Year Ended June 30,
		2001	2000	1999 (b)

CLASS C SHARES

Net asset value, beginning of period	$ 45.82	$ 54.69	$ 52.06	$ 50.95

Income from investment operations

Net investment income	0	0.04	0.06	0.02

Net realized and unrealized gains or losses on securities and futures contracts	(0.50)	(8.60)	3.03	1.11

Total from investment operations	(0.50)	(8.56)	3.09	1.13

Distributions to shareholders from

Net investment income	0	(0.06)	(0.10)	(0.02)

Net realized gains	0	(0.25)	(0.36)	0

Total distributions to shareholders	0	(0.31)	(0.46)	(0.02)

Net asset value, end of period	$ 45.32	$ 45.82	$ 54.69	$ 52.06

Total return *	(1.09%)	(15.71%)	5.97%	2.22%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 118,504	$ 114,451	$ 54,707	$ 3,489

Ratios to average net assets

Expenses ‡	1.30%†	1.31%	1.31%	1.31%†

Net investment income (loss)	(0.07%)†	(0.02%)	0.01%	0.27%†

Portfolio turnover rate	0%	17%	12%	21%

(a) For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.
(b) For the period from April 30, 1999 (commencement of class operations) to June 30, 1999.
† Annualized.
‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
* Excluding applicable sales charges.

See Combined Notes to Financial Statements.

EVERGREEN
Equity Index Fund
Financial Highlights
(For a share outstanding throughout each period)

	One-Month Period Ended July 31, 2001 (a)	Year Ended June 30,
		2001	2000	1999 (b)	1998 (b)	1997 (b)

CLASS I SHARES

Net asset value, beginning of period	$ 45.97	$ 54.75	$ 52.06	$ 46.27	$ 37.39	$ 28.47

Income from investment operations

Net investment income	0.03	0.52	0.56	0.54	0.50	0.51

Net realized and unrealized gains or losses on securities and futures contracts	(0.49)	(8.61)	3.06	8.85	10.12	9.16

Total from investment operations	(0.46)	(8.09)	3.62	9.39	10.62	9.67

Distributions to shareholders from

Net investment income	(0.03)	(0.44)	(0.57)	(0.51)	(0.50)	(0.51)

Net realized gains	0	(0.25)	(0.36)	(3.09)	(1.24)	(0.24)

Total distributions to shareholders	(0.03)	(0.69)	(0.93)	(3.60)	(1.74)	(0.75)

Net asset value, end of period	$ 45.48	$ 45.97	$ 54.75	$ 52.06	$ 46.27	$ 37.39

Total return	(1.00%)	(14.88%)	7.02%	22.03%	29.17%	34.44%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 289,307	$ 288,421	$ 539,804	$ 570,864	$ 315,920	$ 241,413

Ratios to average net assets

Expenses ‡	0.30%†	0.30%	0.30%	0.30%	0.38%	0.37%

Net investment income	0.93%†	0.95%	1.04%	1.19%	1.19%	1.63%

Portfolio turnover rate	0%	17%	12%	21%	12%	11%

	One-Month Period Ended July 31, 2001 (a)	Year Ended June 30,
		2001	2000	1999 (b)	1998 (b)	1997 (b)(c)

CLASS IS SHARES

Net asset value, beginning of period	$ 45.95	$ 54.73	$ 52.04	$ 46.27	$ 37.37	$ 29.62

Income from investment operations

Net investment income	0.02	0.36	0.41	0.45	0.49	0.32

Net realized and unrealized gains or losses on securities and futures contracts	(0.49)	(8.57)	3.07	8.81	10.12	8.05

Total from investment operations	(0.47)	(8.21)	3.48	9.26	10.61	8.37

Distributions to shareholders from

Net investment income	(0.02)	(0.32)	(0.43)	(0.40)	(0.47)	(0.38)

Net realized gains	0	(0.25)	(0.36)	(3.09)	(1.24)	(0.24)

Total distributions to shareholders	(0.02)	(0.57)	(0.79)	(3.49)	(1.71)	(0.62)

Net asset value, end of period	$ 45.46	$ 45.95	$ 54.73	$ 52.04	$ 46.27	$ 37.37

Total return	(1.02%)	(15.10%)	6.74%	21.70%	29.17%	28.58%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 13,883	$ 14,173	$ 18,708	$ 38,051	$ 11,944	$ 4,507

Ratios to average net assets

Expenses ‡	0.55%†	0.55%	0.55%	0.55%	0.38%	0.37%†

Net investment income	0.68%†	0.71%	0.79%	0.95%	1.19%	1.51%†

Portfolio turnover rate	0%	17%	12%	21%	12%	11%

(a) For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.
(b) On July 24, 1998, the assets and liabilities of CoreFund Equity Index Fund (“CoreFund”) were acquired by Evergreen Select Equity Index Fund (“Equity Index Fund”). Shareholders of CoreFund, Class A, Class B and Class Y became owners of that number of shares of Equity Index Fund, Class IS, Class IS and Class I, respectively, having an aggregate net asset value equal to the aggregate net asset value of their shares of CoreFund immediately prior to the close of business on July 24, 1998. CoreFund is the accounting survivor, its basis of accounting for assets and liabilities and its operating results for the periods prior to July 24, 1998 have been carried forward in these financial statements.
(c) For the period from October 9, 1996 (commencement of class operations) to June 30, 1997.
† Annualized.
‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Strategic Value Fund
(formerly, Evergreen Select Strategic Value Fund)
Financial Highlights
(For a share outstanding throughout each period)

	One-Month Period Ended July 31, 2001 (a)	Year Ended June 30,
		2001	2000	1999	1998 (b)

CLASS I SHARES

Net asset value, beginning of period	$ 229.95	$ 213.13	$ 237.17	$ 226.02	$ 203.35

Income from investment operations

Net investment income	0.15	2.27	2.47	3.31	1.60

Net realized and unrealized gains or losses on securities	0.50	19.65	(19.42)	15.66	22.67

Total from investment operations	0.65	21.92	(16.95)	18.97	24.27

Distributions to shareholders from

Net investment income	(0.11)	(2.28)	(2.90)	(2.93)	(1.60)

Net realized gains	0	(2.82)	(4.19)	(4.89)	0

Total distributions to shareholders	(0.11)	(5.10)	(7.09)	(7.82)	(1.60)

Net asset value, end of period	$ 230.49	$ 229.95	$ 213.13	$ 237.17	$ 226.02

Total return	0.28%	10.38%	(7.33%)	8.85%	11.95%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 835,732	$ 815,097	$ 750,470	$ 530,995	$ 287,194

Ratios to average net assets

Expenses ‡	0.76%†	0.75%	0.75%	0.71%	0.75%†

Net investment income	0.78%†	1.01%	1.14%	1.61%	1.26%†

Portfolio turnover rate	3%	38%	31%	41%	12%

	One-Month Period Ended July 31, 2001 (a)	Year Ended June 30,
		2001	2000	1999	1998 (c)

CLASS IS SHARES

Net asset value, beginning of period	$ 229.89	$ 213.16	$ 237.23	$ 226.04	$ 223.08

Income from investment operations

Net investment income	0.10	1.72	1.93	2.87	0.61

Net realized and unrealized gains or losses on securities	0.50	19.55	(19.45)	15.62	3.13

Total from investment operations	0.60	21.27	(17.52)	18.49	3.74

Distributions to shareholders from

Net investment income	(0.06)	(1.72)	(2.36)	(2.41)	(0.78)

Net realized gains	0	(2.82)	(4.19)	(4.89)	0

Total distributions to shareholders	(0.06)	(4.54)	(6.55)	(7.30)	(0.78)

Net asset value, end of period	$ 230.43	$ 229.89	$ 213.16	$ 237.23	$ 226.04

Total return	0.26%	10.06%	(7.56%)	8.60%	1.68%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 9,884	$ 10,093	$ 6,724	$ 1,810	$ 1,327

Ratios to average net assets

Expenses ‡	1.01%†	1.01%	1.00%	0.96%	1.00%†

Net investment income	0.54%†	0.75%	0.87%	1.34%	0.93%†

Portfolio turnover rate	3%	38%	31%	41%	12%

(a) For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.
(b) For the period from November 24, 1997 (commencement of class operations) to June 30, 1998.
(c) For the period from March 11, 1998 (commencement of class operations) to June 30, 1998.
† Annualized.
‡ Ratio of expenses to average net assets excludes expense redutions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Equity Index Fund
Schedule of Investments
July 31, 2001

	Shares	Value
COMMON STOCKS - 97.8%
CONSUMER DISCRETIONARY - 13.2%
Auto Components - 0.4%
Cooper Tire & Rubber Co.	4,694	$ 76,137
Dana Corp.	9,573	246,505
Delphi Automotive Systems Corp.	36,232	592,755
Eaton Corp.	4,458	327,396
Genuine Parts Co.	11,131	366,432
Goodyear Tire & Rubber Co.	10,274	293,631
Johnson Controls, Inc.	5,621	453,053
TRW, Inc.	8,083	357,673
Visteon Corp.	8,472	179,013

2,892,595

Automobiles - 0.9%
Ford Motor Co.	118,402	3,015,699
General Motors Corp.	35,502	2,257,927
Harley-Davidson, Inc.	19,571	1,010,059

6,283,685

Distributors - 0.0%
W.W. Grainger, Inc.	6,144	258,662

Hotels, Restaurants & Leisure - 0.9%
Carnival Corp., Class A	37,841	1,263,889
Darden Restaurants, Inc.	7,640	228,436
Harrahs Entertainment, Inc.*	7,585	217,083
Hilton Hotels Corp.	23,869	289,054
Marriott International, Inc., Class A	15,775	753,256
McDonald’s Corp.	83,696	2,438,901
Starbucks Corp.*	24,601	443,802
Starwood Hotels & Resorts	12,861	459,009
Tricon Global Restaurants, Inc.*	9,506	434,900
Wendy’s International, Inc.	7,354	197,161

6,725,491

Household Durables - 0.3%
Black & Decker Corp.	5,259	224,612
Centex Corp.	3,838	180,540
KB Home (i)	2,865	93,370
Leggett & Platt, Inc.	12,700	304,419
Maytag Corp.	4,925	165,135
Newell Rubbermaid, Inc.	17,255	374,088
Snap-on, Inc.	3,740	100,980
Stanley Works	5,524	240,791
Tupperware Corp.	3,747	87,980
Whirlpool Corp.	4,309	303,957

2,075,872

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
CONSUMER DISCRETIONARY - continued
Leisure Equipment & Products - 0.2%
Brunswick Corp.	5,668	$ 123,789
Eastman Kodak Co.	18,769	812,885
Hasbro, Inc.	11,160	179,676
Mattel, Inc.	27,883	499,106

1,615,456

Media - 4.6%
AOL Time Warner, Inc.*ƒ	286,730	13,031,878
Clear Channel Communications, Inc.*	38,021	2,228,031
Comcast Cable Communications Corp., Class A	61,156	2,325,763
Dow Jones & Co., Inc.	5,587	318,012
Gannett Co., Inc.	17,120	1,147,554
Interpublic Group of Companies, Inc.	24,273	664,352
Knight-Ridder, Inc. (i)	4,737	291,752
McGraw-Hill Companies, Inc.	12,632	775,226
Meredith Corp.	3,217	115,394
New York Times Co., Class A	10,303	477,029
Omnicom Group, Inc.	11,986	1,047,217
TMP Worldwide, Inc. *(i)	6,888	344,675
Tribune Co.	19,312	796,813
Univision Communications, Inc., Class A *(i)	13,485	514,857
Viacom, Inc., Class B*	115,206	5,737,259
Walt Disney Co.	135,253	3,563,916

33,379,728

Multi-line Retail - 3.4%
Big Lots, Inc.*	7,330	96,243
Costco Wholesale Corp.*	29,122	1,253,702
Dillards, Inc., Class A	5,501	81,635
Dollar General Corp.	21,395	419,984
Federated Department Stores, Inc.*	12,791	493,732
J.C. Penney Co., Inc.	17,021	484,077
Kmart Corp. *(i)	31,706	366,838
Kohl’s Corp.*	21,557	1,234,785
May Department Stores Co.	19,344	642,221
Sears, Roebuck & Co.	21,259	998,748
Target Corp.	58,184	2,251,721
Wal-Mart Stores, Inc.	289,342	16,174,218

24,497,904

Specialty Retail - 2.2%
Autozone, Inc.*	7,247	343,001
Bed Bath & Beyond, Inc.*	18,679	602,024
Best Buy Co., Inc.*	13,550	907,308

EVERGREEN
Equity Index Fund
Schedule of Investments(continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
CONSUMER DISCRETIONARY - continued
Specialty Retail - continued
Circuit City Stores, Inc.	13,461	$ 252,394
Gap, Inc.	55,622	1,519,037
Home Depot, Inc.	151,023	7,607,028
Limited, Inc.	27,594	468,270
Lowe’s Companies, Inc.	49,777	1,900,486
Nordstrom, Inc. (i)	8,658	194,805
Office Depot, Inc.*	19,256	246,862
RadioShack Corp.	12,001	338,788
Staples, Inc.*	29,528	442,625
Tiffany & Co.	9,444	333,373
TJX Companies, Inc.	18,144	617,077
Toys “R” Us, Inc.*	12,784	294,416

16,067,494

Textiles & Apparel - 0.3%
Cintas Corp. (i)	10,938	548,759
Liz Claiborne, Inc.	3,398	180,604
Nike, Inc., Class B	17,550	834,502
Reebok International, Ltd. *(i)	3,789	121,286
V.F. Corp.	7,247	265,313

1,950,464

CONSUMER STAPLES - 7.6%
Beverages - 2.1%
Adolph Coors Co.	2,412	121,299
Anheuser-Busch Companies, Inc.	58,085	2,515,661
Brown-Forman Corp., Class B	4,429	302,634
Coca Cola Enterprises, Inc.	28,814	421,261
Coca-Cola Co.	160,972	7,179,351
Pepsi Bottling Group, Inc.	9,306	405,555
PepsiCo., Inc.	94,739	4,417,680

15,363,441

Food & Drug Retailing - 1.2%
Albertsons, Inc.	26,209	857,821
CVS Corp.	25,453	916,562
Kroger Co.*	52,466	1,383,004
Safeway, Inc.*	32,707	1,444,341
SuperValu, Inc.	8,568	179,671
SYSCO Corp.	43,524	1,168,184
Walgreen Co.	65,873	2,219,920
Winn-Dixie Stores, Inc.	9,090	208,525

8,378,028

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
CONSUMER STAPLES - continued
Food Products - 1.5%
Archer-Daniels Midland Co.	40,904	$ 547,705
Campbell Soup Co.	26,423	722,933
Conagra, Inc.	34,757	746,928
General Mills, Inc.	18,417	809,980
H.J. Heinz Co.	22,564	974,990
Hershey Foods Corp.	8,842	533,703
Kellogg Co.	26,267	789,849
Quaker Oats Co.	8,549	752,312
Ralston Purina Co.	20,050	643,805
Sara Lee Corp.	50,902	1,026,693
Unilever NV	36,989	2,217,491
W.M. Wrigley Junior Co.	14,617	729,681

10,496,070

Household Products - 0.9%
Alberto Culver Co., Class B (i)	3,662	158,858
American Greetings Corp., Class A (i)	4,109	45,404
Procter & Gamble Co.	83,816	5,952,612

6,156,874

Personal Products - 1.0%
Avon Products, Inc.	15,353	712,226
Clorox Co.	15,305	572,101
Colgate-Palmolive Co.	36,308	1,967,894
Gillette Co.	68,243	1,901,932
International Flavors & Fragrances, Inc.	6,199	180,577
Kimberly-Clark Corp.	34,441	2,094,357

7,429,087

Tobacco - 0.9%
Philip Morris Companies, Inc.	142,352	6,477,016
UST, Inc.	10,566	327,018

6,804,034

ENERGY - 6.4%
Energy Equipment & Services - 0.7%
Baker Hughes, Inc.	21,721	772,833
Halliburton Co.	27,766	972,088
Nabors Industries, Inc.*	9,504	278,467
Noble Drilling Corp.*	8,677	266,297
Rowan Co., Inc.	6,104	117,441
Schlumberger, Ltd.	37,097	1,993,964
Transocean Sedco Forex, Inc.	20,578	664,464

5,065,554

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
ENERGY - continued
Oil & Gas - 5.7%
Amerada Hess Corp.	5,768	$ 445,751
Anadarko Petroleum Corp.	16,219	921,239
Apache Corp.	8,115	421,574
Ashland, Inc.	4,515	177,756
Burlington Resources, Inc.	13,686	591,920
Chevron Corp.	41,515	3,794,056
Conoco, Inc., Class B	40,428	1,253,268
Devon Energy Corp.	8,375	454,009
EOG Resources, Inc.	7,503	265,231
Exxon Mobil Corp.	446,524	18,646,842
Kerr-McGee Corp.	6,132	387,420
Occidental Petroleum Corp.	23,975	662,669
Phillips Petroleum Co. (i)	16,550	944,839
Royal Dutch Petroleum Co.	138,769	8,048,602
Sunoco, Inc.	5,429	187,735
Texaco, Inc.	35,654	2,469,039
Tosco Corp.	9,989	446,508
Unocal Corp.	15,749	563,499
USX-Marathon Group	19,971	592,540

41,274,497

FINANCIALS - 17.6%
Banks - 6.1%
AmSouth Bancorp	23,967	476,464
Bank of America Corp. ƒ	103,733	6,599,493
Bank of New York Co., Inc.	47,601	2,135,381
Bank One Corp.	75,415	2,919,315
BB&T Corp.	26,355	972,763
Charter One Financial, Inc.	13,377	429,535
Comerica, Inc.	11,549	711,303
Fifth Third Bancorp	37,243	2,347,054
First Union Corp. °	63,508	2,248,183
FleetBoston Financial Corp.	70,092	2,629,852
Golden West Financial Corp.	10,267	663,762
Huntington Bancshares, Inc.	16,243	297,409
KeyCorp	27,472	734,876
Mellon Financial Corp.	30,882	1,174,134
National City Corp.	38,877	1,248,729
Northern Trust Corp.	14,407	919,167
PNC Financial Services Group	18,702	1,240,878
Regions Financial Corp. (i)	14,722	471,104
SouthTrust Corp.	21,999	564,714
State Street Corp.	21,057	1,132,235

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
FINANCIALS - continued
Banks - continued
Suntrust Banks, Inc.	18,895	$ 1,308,479
Synovus Financial Corp.	18,769	640,961
U.S. Bancorp	123,323	2,927,688
Union Planters Corp. (i)	8,872	396,490
Wachovia Corp.	13,611	967,742
Washington Mutual, Inc.	56,796	2,301,374
Wells Fargo & Co.	111,064	5,115,608
Zions Bancorp (i)	5,961	348,420

43,923,113

Diversified Financials - 7.5%
American Express Co.	85,624	3,453,216
Bear Stearns Companies, Inc. (i)	6,796	395,187
Capital One Financial Corp.	13,485	866,681
Charles Schwab Corp.	89,701	1,344,618
Citigroup, Inc.	325,429	16,339,790
Conseco, Inc. (i)	21,861	319,171
Countrywide Credit Industries, Inc.	7,663	331,884
Crane Co.	3,861	117,954
Fannie Mae	64,735	5,389,189
Fortune Brands, Inc.	9,890	362,172
Franklin Resources, Inc.	17,118	738,470
Freddie Mac	44,820	3,067,481
Household International, Inc.	30,016	1,989,761
J.P. Morgan Chase & Co.	128,474	5,562,924
John Hancock Financial Services, Inc.	19,936	797,839
Lehman Brothers Holdings, Inc.	15,951	1,148,472
MBNA Corp.	55,123	1,951,354
McDermott International, Inc.	3,958	43,696
Merrill Lynch & Co., Inc.	54,318	2,946,208
Moody’s Corp.	10,192	338,986
Morgan Stanley Dean Witter & Co.	72,015	4,307,937
National Service Industries, Inc.	2,663	60,237
Providian Financial Corp.	18,474	912,061
Stilwell Financial, Inc.	14,191	420,905
T. Rowe Price Group, Inc.	7,960	302,162
USA Education, Inc. (i)	10,545	844,760

54,353,115

Insurance - 4.0%
AFLAC, Inc.	34,027	1,006,519
Allstate Corp.	46,882	1,638,995
AMBAC Financial Group, Inc.	6,845	393,861

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
FINANCIALS - continued
Insurance - continued
American General Corp.	32,300	$ 1,493,875
American International Group, Inc.	150,853	12,558,512
Aon Corp.	16,945	600,700
Chubb Corp.	11,340	795,728
CIGNA Corp.	9,690	972,004
Cincinnati Financial Corp.	10,400	409,760
Hartford Financial Services Group, Inc.	15,338	1,015,529
Jefferson Pilot Corp.	9,843	467,641
Lincoln National Corp.	12,154	620,219
Loew’s Corp.	12,764	724,485
Marsh & McLennan Co.	17,830	1,790,132
MBIA, Inc.	9,593	538,743
MetLife, Inc.	48,519	1,438,588
MGIC Investment Corp.	6,931	520,102
Progressive Corp.	4,778	644,122
SAFECO Corp.	8,267	262,229
St. Paul Companies, Inc.	13,877	608,506
Torchmark Corp.	8,117	336,937
UnumProvident Corp.	15,620	445,639

29,282,826

Real Estate - 0.0%
Pulte Homes, Inc. (i)	2,726	113,156

HEALTH CARE - 13.3%
Biotechnology - 0.9%
Amgen, Inc.*	67,508	4,233,427
Applera Corp.	13,663	385,297
Biogen, Inc.*	9,617	545,188
Chiron Corp.*	12,287	527,112
MedImmune, Inc.*	13,768	530,343

6,221,367

Health Care Equipment & Supplies - 1.3%
Bausch & Lomb, Inc.	3,470	118,813
Baxter International, Inc.	38,336	1,909,133
Becton Dickinson & Co.	16,669	576,080
Biomet, Inc.	11,580	562,209
Boston Scientific Corp.*	25,978	467,864
C.R. Bard, Inc.	3,279	193,953
Guidant Corp.*	19,867	633,360
Medtronic, Inc.	78,217	3,756,762
Saint Jude Medical, Inc.	5,546	388,220
Stryker Corp.	12,691	761,206

9,367,600

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
HEALTH CARE - continued
Health Care Providers & Services - 1.3%
Aetna, Inc.*	9,218	$ 260,040
Cardinal Health, Inc.	28,852	2,124,373
HCA-The Healthcare Corp.	34,785	1,598,371
HealthSouth Corp.*	25,217	431,211
Humana, Inc.*	10,998	122,628
IMS Health, Inc.	19,068	490,048
Manor Care, Inc.*	6,657	214,355
McKesson HBOC, Inc.	18,430	763,923
Quintiles Transnational Corp.*	7,545	140,412
Tenet Healthcare Corp.*	20,982	1,164,711
UnitedHealth Group, Inc.	20,526	1,383,863
Wellpoint Health Networks, Inc., Class A*	4,096	438,108

9,132,043

Pharmaceuticals - 9.8%
Abbott Laboratories	100,235	5,371,594
Allergan, Inc.	8,515	641,094
American Home Products Corp.	85,064	5,130,210
Bristol-Myers Squibb Co.	125,773	7,438,215
Eli Lilly & Co.	72,732	5,766,193
Forest Laboratories, Inc.*	11,401	895,549
Johnson & Johnson Co.	195,967	10,601,815
King Pharmaceuticals, Inc. *(i)	14,791	668,538
Merck & Co., Inc.	148,394	10,087,824
Pfizer, Inc.	408,543	16,840,142
Pharmacia Corp.	84,193	3,756,692
Schering-Plough Corp.	94,682	3,697,332
Watson Pharmaceuticals, Inc.*	6,850	451,072

71,346,270

INDUSTRIALS - 10.6%
Aerospace & Defense - 1.3%
B.F. Goodrich Corp.	6,687	233,644
Boeing Co.	56,456	3,304,370
General Dynamics Corp.	13,004	1,051,893
Lockheed Martin Corp.	28,107	1,113,599
Northrop Grumman Corp.	5,520	442,870
Raytheon Co.	23,002	664,298
United Technologies Corp.	30,463	2,235,984

9,046,658

Air Freight & Couriers - 0.1%
FedEx Corp.*	19,869	821,980

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
INDUSTRIALS - continued
Airlines - 0.3%
AMR Corp.*	9,946	$ 349,602
Delta Air Lines, Inc.	7,962	353,354
Southwest Airlines Co.	49,290	986,293
US Airways Group, Inc. *(i)	4,341	73,710

1,762,959

Building Products - 0.1%
Masco Corp.	29,759	750,224

Commercial Services & Supplies - 1.7%
Allied Waste Industries, Inc.*	12,766	240,511
Automatic Data Processing, Inc.	40,398	2,058,278
Avery Dennison Corp.	7,133	365,638
Cendant Corp. *(i)	55,125	1,121,794
Computer Sciences Corp.*	10,910	393,960
Concord EFS, Inc.*	15,587	894,382
Convergys Corp.*	11,057	344,426
Deluxe Corp.	4,571	144,169
Equifax, Inc.	9,266	219,234
First Data Corp.	25,352	1,757,401
Fiserv, Inc.*	8,046	461,680
H&R Block, Inc.	5,912	421,939
Paychex, Inc.	24,159	949,449
Pitney Bowes, Inc.	15,971	642,034
R.R. Donnelley & Sons Co.	7,595	225,647
Robert Half International, Inc.*	11,349	295,641
Sabre Group Holdings, Inc., Class A*	8,599	422,727
Waste Management, Inc.	40,479	1,254,849
Xerox Corp.	44,929	358,533

12,572,292

Construction & Engineering - 0.0%
Fluor Corp.	5,128	202,710

Electrical Equipment - 0.4%
American Power Conversion Corp.*	12,621	168,490
Cooper Industries, Inc.	6,057	251,426
Emerson Electric, Co.	27,726	1,590,363
Molex, Inc. (i)	12,644	434,954
Power One, Inc. *(i)	5,092	78,926
Thomas & Betts Corp.	3,762	78,062

2,602,221

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
INDUSTRIALS - continued
Industrial Conglomerates - 5.7%
Danaher Corp.	9,223	$ 521,929
Dover Corp.	13,153	475,481
General Electric Co.	642,830	27,963,105
Honeywell International, Inc.	52,372	1,930,956
ITT Industries, Inc.	5,688	252,547
Minnesota Mining & Manufacturing Co.	25,621	2,866,477
Textron, Inc.	9,124	513,864v
Thermo Electron Corp.*	11,731	267,467
Tyco International, Ltd.	125,330	6,667,556

41,459,382

Machinery - 0.6%
Caterpillar, Inc.	22,213	1,223,936
Cummins, Inc.	2,666	108,533
Deere & Co.	15,193	637,346
Illinois Tool Works, Inc.	19,670	1,239,210
Ingersoll Rand Co.	10,347	451,957
Navistar International Corp., Inc.*	3,843	123,399
Paccar, Inc.	4,953	291,434
Parker Hannifin Corp.	7,561	337,977
Timken Co.	3,882	64,713

4,478,505

Road & Rail - 0.4%
Burlington Northern Santa Fe Corp.	25,350	677,859
CSX Corp.	13,809	540,208
Norfolk Southern Corp.	24,894	500,867
Ryder Systems, Inc.	3,904	74,176
Union Pacific Corp.	16,041	861,242

2,654,352

INFORMATION TECHNOLOGY - 17.0%
Aerospace & Defense - 0.0%
Rockwell Collins, Inc.	11,833	244,943

Communications Equipment - 2.8%
Avaya, Inc.*	18,368	230,151
Cabletron Systems, Inc.*	12,218	226,888
Cisco Systems, Inc.*	473,655	9,103,649
Comverse Technology, Inc.*	11,073	313,144
Corning, Inc.	60,194	942,638
Lucent Technologies, Inc.	220,410	1,476,747
Motorola, Inc.	142,126	2,656,335
Nortel Networks Corp.	206,201	1,639,298
QUALCOMM, Inc.*	49,007	3,098,713

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Communications Equipment - continued
Scientific Atlanta, Inc.	10,539	$ 268,218
Tellabs, Inc.*	26,483	436,175

20,391,956

Computers & Peripherals - 4.1%
Apple Computer, Inc.*	22,586	424,391
Compaq Computer Corp.	109,304	1,633,002
Dell Computer Corp.*	168,325	4,532,992
EMC Corp.	142,818	2,816,371
Gateway, Inc.*	20,902	219,262
Hewlett-Packard Co.	125,731	3,100,527
International Business Machines Corp.	112,439	11,829,707
Lexmark International Group, Inc., Class A*	8,298	379,385
NCR Corp.*	6,243	245,725
Network Appliance, Inc.*	21,067	262,916
Palm, Inc.*	36,703	197,095
QLogic Corp.*	5,962	229,000
Sun Microsystems, Inc.*	210,767	3,433,394
Symbol Technologies, Inc.	14,661	181,943
Unisys Corp.*	20,494	234,656

29,720,366

Electronic Equipment & Instruments - 0.5%
Agilent Technologies, Inc.*	29,560	845,712
Andrew Corp.*	5,266	116,063
JDS Uniphase Corp.*	85,180	787,063
PerkinElmer, Inc.	6,530	205,695
Rockwell International Corp.	11,833	189,920
Sanmina Corp.*	20,689	451,227
Solectron Corp.*	42,275	738,967
Tektronix, Inc.	6,067	137,660

3,472,307

Internet Software & Services - 0.1%
Broadvision, Inc. *(i)	17,703	60,544
Yahoo, Inc. *(i)	36,687	646,425

706,969

IT Consulting & Services - 0.3%
Electronic Data Systems Corp.	30,280	1,933,378

Semiconductor Equipment & Products - 4.2%
Advanced Micro Devices, Inc.*	22,258	406,431
Altera Corp.*	25,029	752,372
Analog Devices, Inc.*	23,287	1,071,202

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Semiconductor Equipment & Products - continued
Applied Materials, Inc.*	52,621	$ 2,413,199
Applied Micro Circuits Corp.*	19,445	333,287
Broadcom Corp.*	16,831	734,337
Conexant Systems, Inc.*	15,989	152,055
Intel Corp.	435,215	12,973,759
Jabil Circuit, Inc. *(i)	12,377	402,253
KLA-Tencor Corp.*	11,996	652,462
Linear Technology Corp.	20,570	896,441
LSI Logic Corp.*	23,385	509,325
Maxim Integrated Products, Inc.*	21,246	980,928
Micron Technology, Inc.*	38,584	1,620,528
National Semiconductor Corp.*	11,223	359,697
Novellus Systems, Inc.*	9,218	469,842
Teradyne, Inc.*	11,280	383,294
Texas Instruments, Inc.	112,346	3,875,937
Vitesse Semiconductor Corp.*	11,865	234,808
Xilinx, Inc.*	21,523	860,920

30,083,077

Software - 5.0%
Adobe Systems, Inc.	15,476	580,195
Autodesk, Inc.	3,487	130,030
BMC Software, Inc.*	15,766	315,320
Citrix Systems, Inc.*	11,951	400,000
Computer Associates International, Inc.	37,293	1,285,863
Compuware Corp.*	23,802	326,087
Intuit, Inc.*	13,501	464,164
Mercury Interactive Corp.*	5,346	206,676
Microsoft Corp.*	348,308	23,054,507
Novell, Inc.*	23,297	116,252
Oracle Corp.*	363,289	6,568,265
Parametric Technology Corp.*	17,096	161,899
Peoplesoft, Inc.*	19,025	830,822
Sapient Corp.*	7,954	49,713
Siebel Systems, Inc.*	29,325	1,010,540
Veritas Software Corp.*	25,718	1,090,700

36,591,033

MATERIALS - 2.6%
Chemicals - 1.3%
Air Products & Chemicals, Inc.	14,750	602,243
Dow Chemical Co.	58,083	2,114,221
E.I. DuPont De Nemours & Co.	67,486	2,889,751

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
MATERIALS - continued
Chemicals - continued
Eastman Chemical Co.	4,982	$ 218,610
Ecolab, Inc.	8,255	330,530
Engelhard Corp.	8,462	220,435
FMC Corp.*	2,013	133,925
Great Lakes Chemical Corp.	3,252	92,324
Hercules, Inc.	6,989	74,083
Millipore Corp.	3,047	198,603
Pall Corp.	7,946	189,909
PPG Industries, Inc.	10,897	598,790
Praxair, Inc.	10,393	471,219
Rohm & Haas Co.	14,249	489,311
Sherwin-Williams Co.	10,138	232,059
Sigma-Aldrich Corp.	4,896	211,948

9,067,961

Construction Materials - 0.0%
Vulcan Materials Co.	6,541	320,836

Containers & Packaging - 0.1%
Ball Corp.	1,783	88,134
Bemis Co., Inc.	3,417	151,168
Pactiv Corp.*	10,271	159,509
Sealed Air Corp. *(i)	5,413	223,016
Temple-Inland, Inc.	3,187	197,753

819,580

Metals & Mining - 0.7%
Alcan Aluminum, Ltd.	20,664	775,107
Alcoa, Inc.	55,860	2,191,388
Allegheny Technologies, Inc.	5,190	98,921
Barrick Gold Corp. (i)	25,627	381,586
Freeport McMoran Copper & Gold, Inc., Class B	9,314	100,219
Homestake Mining Co.	17,039	132,904
Inco, Ltd. *(i)	11,769	197,249
Newmont Mining Corp.	12,649	236,536
Nucor Corp.	5,021	240,456
Phelps Dodge Corp.	5,093	205,757
Placer Dome, Inc.	21,202	213,080
USX-U.S. Steel Group	5,746	113,196
Worthington Industries, Inc.	5,524	77,667

4,964,066

EVERGREEN
Equity Index Fund
Schedule of Investments(continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
MATERIALS - continued
Paper & Forest Products - 0.5%
Boise Cascade Corp. (i)	3,716	$ 134,519
Georgia-Pacific Corp.	14,620	535,092
International Paper Co.	31,258	1,277,202
Louisiana Pacific Corp.	6,753	71,717
Mead Corp.	6,413	190,594
Westvaco Corp.	6,519	175,361
Weyerhaeuser Co.	13,924	831,681
Willamette Industries, Inc.	6,902	343,029

3,559,195

TELECOMMUNICATION SERVICES - 6.0%
Diversified Telecommunication Services - 5.2%
ADC Telecommunications, Inc.*	50,581	248,353
ALLTEL Corp.	20,259	1,248,967
AT&T Corp.	223,295	4,512,792
BellSouth Corp.	121,287	4,936,381
Centurytel, Inc.	9,124	282,479
Citizens Communications Co. *(i)	18,465	226,566
Global Crossing, Ltd. *(i)	57,368	375,760
Qwest Communications International, Inc.	107,509	2,795,234
SBC Communications, Inc.	217,961	9,814,784
Sprint Corp. (i)	57,356	1,338,689
Verizon Communications	175,035	9,478,145
WorldCom, Inc.*	186,903	2,616,642

37,874,792

Wireless Telecommunications Services - 0.8%
AT&T Wireless Services Inc.*	163,731	3,060,132
Nextel Communications, Inc. *(i)	49,509	824,325
Sprint Corp. (PCS Group), Ser. 1*	60,637	1,571,711

5,456,168

UTILITIES - 3.5%
Electric Utilities - 2.6%
AES Corp.*	34,433	1,318,784
Allegheny Energy, Inc.	8,069	347,935
Ameren Corp. (i)	8,879	348,856
American Electric Power Co., Inc.	20,847	938,115
Calpine Corp.*	19,326	695,543
Cinergy Corp. (i)	10,290	317,961
CMS Energy Corp.	8,540	227,762
Consolidated Edison, Inc. (i)	13,725	545,432
Constellation Energy Group, Inc.	10,596	311,946
Dominion Resources, Inc.	16,009	968,384

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
UTILITIES - continued
Electric Utilities - continued
DTE Energy Co.	10,666	$ 450,639
Duke Energy Corp.	49,954	1,928,724
Dynegy, Inc., Class A	21,096	978,432
Edison International (i)	21,084	296,019
Entergy Corp.	14,282	535,575
Exelon Corp.	20,747	1,172,206
FirstEnergy Corp.	14,494	439,748
FPL Group, Inc.	11,380	614,520
GPU, Inc.	7,732	280,208
Mirant Corp.*	21,969	679,501
Niagara Mohawk Holdings, Inc.*	10,370	176,186
Nisource, Inc.	13,364	352,275
PG&E Corp.*	25,053	372,538
Pinnacle West Capital Corp.	5,483	231,821
PPL Corp.	9,445	424,836
Progress Energy, Inc.	13,336	570,381
Public Service Enterprise Group, Inc.	13,458	629,834
Reliant Energy, Inc.	19,250	606,375
Southern Co.	44,331	1,041,779
TXU Corp.	16,624	773,016

18,575,331

Gas Utilities - 0.8%
El Paso Corp.	32,951	1,705,214
Enron Corp.	48,285	2,189,725
Keyspan Corp.	8,886	272,267
Kinder Morgan, Inc. (i)	7,408	388,179
NICOR, Inc.	2,937	109,051
Oneok, Inc.	3,849	70,052
Peoples Energy Corp.	2,290	87,157
Sempra Energy	13,328	338,265
Williams Companies, Inc.	31,361	1,050,593

6,210,503

Multi-Utilities - 0.1%
Xcel Energy, Inc.	22,209	598,311

Total Common Stocks		707,396,481

EVERGREEN
Equity Index Fund
Schedule of Investments (continued)
July 31, 2001

	Shares	Value
SHORT-TERM INVESTMENTS - 3.8%
MUTUAL FUND SHARES - 3.6%
Evergreen Select Money Market Fund (a)	12,808,016 $	12,808,016
Navigator Prime Portfolio (ii)	13,483,719	13,483,719

26,291,735

	Principal Amount	Value
U.S. TREASURY OBLIGATIONS - 0.2%

U. S. Treasury Bills, 3.519%, 10/18/2001	$1,635,000	1,622,534

Total Short-Term Investments		27,914,269

Total Investments - (cost $581,900,989) - 101.6%		735,310,750

Other Assets and Liabilities - (1.6%)		(11,609,326)

Net Assets - 100.0%		$ 723,701,424

See Combined Notes to Schedules of Investments.

EVERGREEN
Equity Index Fund
Schedule of Investments
June 30, 2001

	Shares	Value
COMMON STOCKS - 95.6%
CONSUMER DISCRETIONARY - 12.8%
Auto Components - 0.4%
Cooper Tire & Rubber Co.	4,467	$ 63,431
Dana Corp. (i)	9,109	212,604
Delphi Automotive Systems Corp.	34,476	549,203
Eaton Corp.	4,243	297,434
Genuine Parts Co.	10,592	333,648
Goodyear Tire & Rubber Co.	9,776	273,728
Johnson Controls, Inc.	5,349	387,642
TRW, Inc.	7,692	315,372
Visteon Corp.	8,062	148,180

2,581,242

Automobiles - 0.8%
Ford Motor Co.	112,660	2,765,803
General Motors Corp.	33,780	2,173,743
Harley-Davidson, Inc.	18,622	876,724

5,816,270

Distributors - 0.0%
W.W. Grainger, Inc.	5,847	240,662

Hotels, Restaurants & Leisure - 0.9%
Carnival Corp., Class A	36,006	1,105,384
Darden Restaurants, Inc.	7,270	202,833
Harrahs Entertainment, Inc.*	7,218	254,795
Hilton Hotels Corp.	22,711	263,448
Marriott International, Inc., Class A	15,011	710,621
McDonald’s Corp.	79,636	2,154,950
Starbucks Corp.*	23,409	538,407
Starwood Hotels & Resorts	12,238	456,233
Tricon Global Restaurants, Inc.*	9,046	397,119
Wendy’s International, Inc.	6,998	178,729

6,262,519

Household Durables - 0.3%
Black & Decker Corp.	5,005	197,497
Centex Corp. (i)	3,652	148,819
KB Home (i)	2,726	82,243
Leggett & Platt, Inc.	12,085	266,233
Maytag Corp.	4,687	137,142
Newell Rubbermaid, Inc.	16,419	412,117
Snap-on, Inc.	3,559	85,985
Stanley Works	5,257	220,163
Tupperware Corp.	3,566	83,551
Whirlpool Corp.	4,101	256,313

1,890,063

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
CONSUMER DISCRETIONARY - continued
Leisure Equipment & Products - 0.2%
Brunswick Corp.	5,394	$ 129,618
Eastman Kodak Co.	17,860	833,705
Hasbro, Inc.	10,620	153,459
Mattel, Inc.	26,531	501,966

1,618,748

Media - 5.0%
AOL Time Warner, Inc. ƒ	272,822	14,459,566
Clear Channel Communications, Inc.*	36,177	2,268,298
Comcast Cable Communications Corp., Class A	58,191	2,525,489
Dow Jones & Co., Inc.	5,318	317,538
Gannett Co., Inc.	16,290	1,073,511
Harcourt General, Inc.	4,509	262,379
Interpublic Group of Companies, Inc.	23,107	678,190
Knight-Ridder, Inc. (i)	4,508	267,324
McGraw-Hill Companies, Inc.	12,020	795,123
Meredith Corp.	3,062	109,650
New York Times Co., Class A	9,805	411,810
Omnicom Group, Inc.	11,405	980,830
TMP Worldwide, Inc. *(i)	6,555	393,300
Tribune Co.	18,376	735,224
Univision Communications, Inc., Class A *(i)	12,833	548,996
Viacom, Inc., Class B*	109,618	5,672,732
Walt Disney Co.	128,693	3,717,941

35,217,901

Multi-line Retail - 3.0%
Big Lots, Inc.*	6,975	95,418
Costco Wholesale Corp.*	27,711	1,138,368
Dillards, Inc., Class A	5,235	79,938
Dollar General Corp.	20,358	396,981
Federated Department Stores, Inc.*	12,172	517,310
J.C. Penney Co., Inc. (i)	16,197	426,953
Kmart Corp.*	30,168	346,027
Kohl’s Corp.*	20,512	1,286,718
May Department Stores Co.	18,407	630,624
Sears, Roebuck & Co.	20,229	855,889
Target Corp.	55,362	1,915,525
Wal-Mart Stores, Inc.	275,307	13,434,982

21,124,733

Specialty Retail - 2.0%
Autozone, Inc. *(i)	6,896	258,600
Bed Bath & Beyond, Inc.*	17,773	554,518

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
CONSUMER DISCRETIONARY - continued
Specialty Retail - continued
Best Buy Co., Inc.*	12,893	$ 818,963
Circuit City Stores, Inc.	12,809	230,562
Gap, Inc.	52,925	1,534,825
Home Depot, Inc.	143,698	6,689,142
Limited, Inc.	26,256	433,749
Lowe’s Companies, Inc.	23,682	1,718,129
Nordstrom, Inc. (i)	8,239	152,833
Office Depot, Inc.*	18,323	190,193
RadioShack Corp.	11,419	348,279
Staples, Inc.*	28,097	449,271
Tiffany & Co.	8,986	325,473
TJX Companies, Inc.	17,265	550,236
Toys “R” Us, Inc.*	12,165	301,084

14,555,857

Textiles & Apparel - 0.2%
Cintas Corp. (i)	10,409	481,416
Liz Claiborne, Inc.	3,235	163,206
Nike, Inc., Class B	16,700	701,233
Reebok International, Ltd. *(i)	3,605	115,180
V.F. Corp.	6,896	250,876

1,711,911

CONSUMER STAPLES - 7.3%
Beverages - 2.0%
Adolph Coors Co. (i)	2,297	115,263
Anheuser-Busch Companies, Inc.	55,268	2,277,042
Brown-Forman Corp., Class B	4,215	269,507
Coca Cola Enterprises, Inc.	25,877	423,089
Coca-Cola Co.	153,164	6,892,380
Pepsi Bottling Group, Inc.	8,855	355,086
PepsiCo., Inc.	90,144	3,984,365

14,316,732

Food & Drug Retailing - 1.1%
Albertsons, Inc.	24,939	747,921
CVS Corp.	24,219	934,853
Kroger Co.*	49,922	1,248,050
Longs Drug Stores Corp.	2,327	50,147
Safeway, Inc.*	31,121	1,493,808
SuperValu, Inc.	8,153	143,085
SYSCO Corp.	41,413	1,124,363
Walgreen Co.	62,679	2,140,488
Winn-Dixie Stores, Inc.	8,650	226,024

8,108,739

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
CONSUMER STAPLES - continued
Food Products - 1.4%
Archer-Daniels Midland Co.	38,920	$ 505,960
Campbell Soup Co.	25,143	647,432
Conagra, Inc.	33,072	655,156
General Mills, Inc.	17,524	767,201
H.J. Heinz Co.	21,470	877,908
Hershey Foods Corp.	8,414	519,228
Kellogg Co.	24,993	724,797
Quaker Oats Co.	8,135	742,319
Ralston Purina Co.	19,078	572,721
Sara Lee Corp.	48,433	917,321
Unilever NV	35,196	2,096,626
W.M. Wrigley Junior Co.	13,909	651,637

9,678,306

Household Products - 0.8%
Alberto Culver Co., Class B (i)	3,486	146,551
American Greetings Corp., Class A (i)	3,910	43,010
Procter & Gamble Co.	79,751	5,088,114

5,277,675

Personal Products - 1.0%
Avon Products, Inc.	14,610	676,151
Clorox Co.	14,564	492,991
Colgate-Palmolive Co.	34,548	2,037,986
Gillette Co.	64,934	1,882,437
International Flavors & Fragrances, Inc.	5,900	148,267
Kimberly-Clark Corp.	32,771	1,831,899

7,069,731

Tobacco - 1.0%
Philip Morris Companies, Inc.	135,448	6,873,986
UST, Inc.	10,054	290,159

7,164,145

ENERGY - 6.3%
Energy Equipment & Services - 0.7%
Baker Hughes, Inc.	20,668	692,378
Halliburton Co.	26,420	940,552
Nabors Industries, Inc.*	9,044	336,437
Noble Drilling Corp.*	8,257	270,417
Rowan Co., Inc. (i)	5,809	128,379
Schlumberger, Ltd.	35,299	1,858,492
Transocean Sedco Forex, Inc.	19,580	807,675

5,034,330

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
ENERGY - continued
Oil & Gas - 5.6%
Amerada Hess Corp.	5,489	$ 443,511
Anadarko Petroleum Corp.	15,433	833,845
Apache Corp.	7,722	391,891
Ashland, Inc.	4,297	172,310
Burlington Resources, Inc.	13,023	520,269
Chevron Corp.	39,501	3,574,840
Conoco, Inc., Class B	38,468	1,111,725
Devon Energy Corp.	7,969	418,372
EOG Resources, Inc.	7,140	253,827
Exxon Mobil Corp.	212,432	18,555,935
Kerr-McGee Corp.	5,836	386,752
Occidental Petroleum Corp.	22,813	606,598
Phillips Petroleum Co. (i)	15,748	897,636
Royal Dutch Petroleum Co.	132,039	7,693,913
Sunoco, Inc.	5,167	189,267
Texaco, Inc.	33,925	2,259,405
Tosco Corp.	9,506	418,739
Unocal Corp.	14,986	511,772
USX-Marathon Group	19,003	560,779

39,801,386

FINANCIALS - 17.4%
Banks - 5.7%
AmSouth Bancorp	22,806	421,683
Bank of America Corp. ƒ	98,701	5,925,021
Bank of New York Co., Inc.	45,292	2,174,016
Bank One Corp.	71,757	2,568,901
BB&T Corp.	25,077	920,326
Charter One Financial, Inc.	12,729	406,055
Comerica, Inc.	10,990	633,024
Fifth Third Bancorp	35,438	2,128,052
First Union Corp. °	60,428	2,111,354
FleetBoston Financial Corp.	66,692	2,630,999
Golden West Financial Corp.	9,770	627,625
Huntington Bancshares, Inc.	15,457	252,722
KeyCorp	26,140	680,947
Mellon Financial Corp.	29,385	1,351,710
National City Corp.	36,992	1,138,614
Northern Trust Corp.	13,709	856,812
PNC Financial Services Group	17,796	1,170,799
Regions Financial Corp. (i)	14,009	448,288
SouthTrust Corp.	20,932	544,232
State Street Corp.	20,037	991,631

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
FINANCIALS - continued
Banks - continued
Suntrust Banks, Inc.	17,980	$ 1,164,744
Synovus Financial Corp.	17,860	560,447
U.S. Bancorp	117,341	2,674,201
Union Planters Corp. (i)	8,442	368,071
Wachovia Corp.	12,952	921,535
Washington Mutual, Inc.	54,042	2,029,277
Wells Fargo & Co.	105,678	4,906,630
Zions Bancorp	5,916	349,044

40,956,760

Diversified Financials - 7.5%
American Express Co.	81,471	3,161,075
Bear Stearns Companies, Inc. (i)	6,468	381,418
Capital One Financial Corp.	12,832	769,920
Charles Schwab Corp.	85,350	1,305,855
Citigroup, Inc.	309,643	16,361,536
Conseco, Inc. (i)	20,801	283,934
Countrywide Credit Industries, Inc.	7,292	334,557
Crane Co.	3,675	113,925
Fannie Mae	61,595	5,244,814
Fortune Brands, Inc.	9,412	361,044
Franklin Resources, Inc.	16,289	745,548
Freddie Mac	42,647	2,985,290
Household International, Inc.	28,561	1,905,019
J.P. Morgan Chase & Co.	122,243	5,452,038
John Hancock Financial Services, Inc.	17,532	705,838
Lehman Brothers Holdings, Inc.	15,178	1,180,090
MBNA Corp.	52,450 1	,728,227
McDermott International, Inc.	3,768	43,897
Merrill Lynch & Co., Inc.	51,683	3,062,218
Moody’s Corp.	9,698	324,883
Morgan Stanley Dean Witter & Co.	68,522	4,401,168
National Service Industries, Inc.	2,534	57,192
Providian Financial Corp.	17,579	1,040,677
Stilwell Financial, Inc.	13,504	453,194
T. Rowe Price Group, Inc.	7,575	283,229
USA Education, Inc.	10,035	732,555

53,419,141

Insurance - 4.1%
AFLAC, Inc.	32,378	1,019,583
Allstate Corp.	44,608	1,962,306
AMBAC Financial Group, Inc.	6,514	379,115

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
FINANCIALS - continued
Insurance - continued
American General Corp.	30,734	$ 1,427,594
American International Group, Inc.	143,537	12,344,182
Aon Corp.	16,125	564,375
Chubb Corp.	10,791	835,547
CIGNA Corp.	9,221	883,556
Cincinnati Financial Corp.	9,896	390,892
Hartford Financial Services Group, Inc.	14,595	998,298
Jefferson Pilot Corp.	9,367	452,613
Lincoln National Corp.	11,565	598,489
Loews Corp.	12,145	782,502
Marsh & McLennan Co.	16,966	1,713,566
MBIA, Inc.	9,129	508,303
MetLife, Inc.	46,166	1,430,223
MGIC Investment Corp.	6,596	479,134
Progressive Corp.	4,547	614,709
SAFECO Corp.	7,866	232,047
St. Paul Companies, Inc.	13,204	669,311
Torchmark Corp.	7,725	310,622
UnumProvident Corp.	14,863	477,400
29,074,367
Real Estate - 0.1%
Pulte Homes, Inc. (i)	2,594	110,582
QLogic Corp. *(i)	5,674	365,690

476,272

HEALTH CARE - 12.2%
Biotechnology - 0.8%
Amgen, Inc.*	64,235	3,897,780
Applera Corp.	13,001	347,777
Biogen, Inc.*	9,152	497,503
Chiron Corp.*	11,692	596,292
MedImmune, Inc.*	13,102	618,414

5,957,766

Health Care Equipment & Supplies - 1.2%
Bausch & Lomb, Inc.	3,302	119,665
Baxter International, Inc.	36,476	1,787,324
Becton Dickinson & Co.	15,861	567,665
Biomet, Inc.	11,019	529,573
Boston Scientific Corp.*	24,718	420,206
C.R. Bard, Inc.	3,121	177,741
Guidant Corp.*	18,904	680,544
Medtronic, Inc.	74,423	3,424,202

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
HEALTH CARE - continued
Health Care Equipment & Supplies - continued
Saint Jude Medical, Inc.	5,279	$ 316,740
Stryker Corp.	12,077	662,423

8,686,083

Health Care Providers & Services - 1.2%
Aetna, Inc.*	8,772	226,932
Cardinal Health, Inc.	27,453	1,894,257
HCA-The Healthcare Corp.	33,099	1,495,744
HealthSouth Corp.*	23,994	383,184
Humana, Inc.*	10,465	103,080
IMS Health, Inc.	18,144	517,104
Manor Care, Inc.*	6,336	201,168
McKesson HBOC, Inc.	17,537	650,974
Quintiles Transnational Corp.*	7,180	181,295
Tenet Healthcare Corp.*	19,965	1,029,994
UnitedHealth Group, Inc.	19,531	1,206,039
Wellpoint Health Networks, Inc., Class A*	3,899	367,442

8,257,213

Pharmaceuticals - 9.0%
Abbott Laboratories	95,374	4,578,906
Allergan, Inc.	8,103	692,807
American Home Products Corp.	80,939	4,730,075
Bristol-Myers Squibb Co.	119,673	6,258,898
Eli Lilly & Co.	69,205	5,121,170
Forest Laboratories, Inc.*	10,848	770,208
Johnson & Johnson Co.	186,461	9,323,050
King Pharmaceuticals, Inc. *(i)	10,556	567,385
Merck & Co., Inc.	141,196	9,023,836
Pfizer, Inc.	388,725	15,568,436
Pharmacia Corp.	80,110	3,681,054
Schering-Plough Corp.	90,090	3,264,862
Watson Pharmaceuticals, Inc.*	6,519	401,831

63,982,518

INDUSTRIALS - 10.6%
Aerospace & Defense - 1.2%
B.F. Goodrich Corp.	6,364	241,705
Boeing Co.	53,718	2,986,721
General Dynamics Corp.	12,374	962,821
Lockheed Martin Corp.	26,744	990,865
Northrop Grumman Corp.	5,253	420,765
Raytheon Co.	21,887	581,100
United Technologies Corp.	28,986	2,123,514

8,307,491

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
INDUSTRIALS - continued
Air Freight & Couriers - 0.1%
FedEx Corp.*	18,906	$ 760,021
Airlines - 0.2%
AMR Corp.*	9,464	341,934
Delta Air Lines, Inc.	7,577	333,994
Southwest Airlines Co.	46,900	867,181
US Airways Group, Inc.*	4,132	100,408

1,643,517

Building Products - 0.1%
Masco Corp. 28,316 706,767

Commercial Services & Supplies - 1.7%
Allied Waste Industries, Inc.*	12,148	226,925
Automatic Data Processing, Inc.	38,439	1,910,418
Avery Dennison Corp.	6,788	346,527
Cendant Corp. *(i)	52,452	1,022,814
Computer Sciences Corp.*	10,382	359,217
Concord EFS, Inc.*	14,829	771,256
Convergys Corp.*	10,522	318,290
Deluxe Corp.	4,351	125,744
Equifax, Inc.	8,817	323,408
First Data Corp.	24,124	1,549,967
Fiserv, Inc.*	7,656	489,831
H&R Block, Inc.	5,627	363,223
Paychex, Inc.	22,988	919,520
Pitney Bowes, Inc.	15,197	640,098
R.R. Donnelley & Sons Co.	7,228	214,672
Robert Half International, Inc.*	10,799	268,787
Sabre Group Holdings, Inc., Class A*	8,182	409,100
Waste Management, Inc.	38,516	1,187,063
Xerox Corp.	42,751	409,127

11,855,987

Construction & Engineering - 0.0%
Fluor Corp.	4,881	220,377

Electrical Equipment - 0.4%
American Power Conversion Corp.*	12,010	189,157
Cooper Industries, Inc.	5,764	228,197
Emerson Electric, Co.	26,383	1,596,171
Molex, Inc. (i)	12,032	439,529
Power-One, Inc. *(i)	4,845	80,621
Thomas & Betts Corp.	3,581	79,033

2,612,708

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
INDUSTRIALS - continued
Industrial Conglomerates - 6.0%
Danaher Corp.	8,777	$ 491,512
Dover Corp.	12,516	471,227
General Electric Co.	611,647	29,817,791
Honeywell International, Inc.	49,833	1,743,657
ITT Industries, Inc.	5,414	239,570
Minnesota Mining & Manufacturing Co.	24,379	2,781,644
Textron, Inc.	8,683	477,912
Thermo Electron Corp.*	11,162	245,787
Tyco International, Ltd.	119,251	6,499,180

42,768,280

Machinery - 0.5%
Caterpillar, Inc.	21,137	1,057,907
Cummins, Inc. (i)	2,537	98,182
Deere & Co.	14,456	547,160
Illinois Tool Works, Inc.	18,717	1,184,786
Ingersoll Rand Co.	9,846	405,655
Navistar International Corp., Inc.*	3,657	102,871
Paccar, Inc.	4,713	242,343
Parker Hannifin Corp.	7,195	305,356
Timken Co.	3,694	62,576

4,006,836

Road & Rail - 0.4%
Burlington Northern Santa Fe Corp.	24,122	727,761
CSX Corp.	13,140	476,194
Norfolk Southern Corp.	23,687	490,321
Ryder Systems, Inc.	3,715	72,814
Union Pacific Corp.	15,264	838,146

2,605,236

INFORMATION TECHNOLOGY - 17.5%
Communications Equipment - 2.7%
Avaya, Inc.*	17,477	239,435
Cabletron Systems, Inc.*	11,627	265,677
Cisco Systems, Inc.*	450,679	8,202,358
Comverse Technology, Inc. *(i)	10,536	601,606
Corning, Inc.	57,275	957,065
Lucent Technologies, Inc.	209,719	1,300,258
Motorola, Inc.	135,233	2,239,458
Nortel Networks Corp.	196,198	1,783,440
QUALCOMM, Inc.*	46,630	2,726,922
Scientific Atlanta, Inc.	10,029	407,177
Tellabs, Inc.*	25,199	488,357

19,211,753

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Computers & Peripherals - 4.4%
Apple Computer, Inc.*	21,492	$ 499,689
Compaq Computer Corp.	104,003	1,611,006
Dell Computer Corp.*	160,161	4,188,210
EMC Corp.	135,891	3,947,633
Gateway, Inc.*	19,889	327,174
Hewlett-Packard Co.	119,633	3,421,504
International Business Machines Corp.	106,985	12,089,305
Lexmark International Group, Inc., Class A*	7,896	531,006
NCR Corp.*	5,941	279,227
Network Appliance, Inc.*	20,046	274,630
Palm, Inc.*	34,923	211,983
Sun Microsystems, Inc.*	200,544	3,152,552
Symbol Technologies, Inc.	13,951	309,712
Unisys Corp.*	19,501	286,860

31,130,491

Electronic Equipment & Instruments - 0.6%
Agilent Technologies, Inc.*	28,126	914,095
Andrew Corp.*	5,012	92,471
JDS Uniphase Corp.*	81,049	1,013,113
PerkinElmer, Inc. (i)	6,215	171,099
Rockwell International Corp.	11,260	429,231
Sanmina Corp.*	19,685	460,826
Solectron Corp.*	40,225	736,118
Tektronix, Inc.	5,774	156,764

3,973,717

Internet Software & Services - 0.1%
Broadvision, Inc. *(i)	16,845	84,225
Yahoo, Inc.*	34,908	697,811

782,036

IT Consulting & Services - 0.2%
Electronic Data Systems Corp.	28,812	1,800,750

Semiconductor Equipment & Products - 4.0%
Advanced Micro Devices, Inc.*	21,179	611,650
Altera Corp.*	23,815	690,635
Analog Devices, Inc.*	22,158	958,334
Applied Materials, Inc.*	50,070	2,458,437
Applied Micro Circuits Corp.*	18,503	318,252
Broadcom Corp. *(i)	16,016	684,844
Conexant Systems, Inc.*	15,215	136,174
Intel Corp.	414,104	12,112,542
Jabil Circuit, Inc.*	11,777	363,438

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Semiconductor Equipment & Products - continued
KLA-Tencor Corp.*	11,415	$ 667,435
Linear Technology Corp.	19,573	865,518
LSI Logic Corp.*	22,252	418,338
Maxim Integrated Products, Inc.*	20,216	893,749
Micron Technology, Inc.*	36,713	1,508,904
National Semiconductor Corp.*	10,679	310,972
Novellus Systems, Inc.*	8,772	498,162
Teradyne, Inc.*	10,734	355,295
Texas Instruments, Inc.	106,896	3,367,224
Vitesse Semiconductor Corp.*	11,290	237,542
Xilinx, Inc.*	20,480	844,595

28,302,040

Software - 5.5%
Adobe Systems, Inc.	14,726	692,122
Autodesk, Inc.	3,319	123,799
BMC Software, Inc.*	15,002	338,145
Citrix Systems, Inc.*	11,373	396,918
Computer Associates International, Inc.	35,485	1,277,460
Compuware Corp.*	22,648	316,845
Intuit, Inc.*	12,847	513,751
Mercury Interactive Corp.*	5,087	304,711
Microsoft Corp.*	331,413	24,193,149
Novell, Inc.*	19,555	111,268
Oracle Systems Corp.*	345,666	6,567,654
Parametric Technology Corp.*	16,267	227,575
PeopleSoft, Inc.*	18,103	891,211
Sapient Corp.*	7,569	73,798
Siebel Systems, Inc.*	27,903	1,308,651
Veritas Software Corp.*	24,471	1,628,056

38,965,113

MATERIALS - 2.5%
Chemicals - 1.3%
Air Products & Chemicals, Inc.	14,036	642,147
Dow Chemical Co.	55,267	1,837,628
E.I. DuPont De Nemours & Co.	64,213	3,097,635
Eastman Chemical Co.	4,742	225,862
Ecolab, Inc.	7,856	321,860
Engelhard Corp.	8,052	207,661
FMC Corp.*	1,916	131,361
Great Lakes Chemical Corp.	3,096	95,512
Hercules, Inc.	6,651	75,156

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
MATERIALS - continued
Chemicals - continued
Millipore Corp.	2,900	$ 179,742
Pall Corp.	7,561	177,910
PPG Industries, Inc.	10,369	545,098
Praxair, Inc.	9,890	464,830
Rohm & Haas Co.	13,558	446,058
Sherwin-Williams Co.	9,647	214,164
Sigma-Aldrich Corp.	4,659	179,931

8,842,555

Construction Materials - 0.0%
Vulcan Materials Co.	6,224	334,540

Containers & Packaging - 0.1%
Ball Corp.	1,697	80,709
Bemis Co., Inc.	3,252	130,633
Pactiv Corp.*	9,774	130,972
Sealed Air Corp. *(i)	5,151	191,875
Temple-Inland, Inc.	3,033	161,628

695,817

Metals & Mining - 0.7%
Alcan Aluminum, Ltd.	19,663	826,239
Alcoa, Inc.	53,151	2,094,149
Allegheny Technologies, Inc.	4,939	89,347
Barrick Gold Corp. (i)	24,385	369,433
Freeport McMoran Copper & Gold, Inc., Class B (i)	8,863	97,936
Homestake Mining Co.	16,214	125,659
Inco, Ltd. *(i)	11,199	193,295
Newmont Mining Corp.	12,037	224,009
Nucor Corp.	4,778	233,596
Phelps Dodge Corp.	4,846	201,109
Placer Dome, Inc.	20,174	197,705
USX-U.S. Steel Group	5,468	110,180
Worthington Industries, Inc.	5,257	71,495

4,834,152

Paper & Forest Products - 0.4%
Boise Cascade Corp.	3,537	124,396
Georgia-Pacific Corp.	13,911	470,887
International Paper Co.	29,743	1,061,825
Louisiana Pacific Corp.	6,427	75,389
Mead Corp.	6,103	165,635
Potlatch Corp. (i)	1,742	59,942
Westvaco Corp.	6,204	150,695

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
MATERIALS - continued
Paper & Forest Products - continued
Weyerhaeuser Co.	13,249	$ 728,298
Willamette Industries, Inc.	6,751	334,175

3,171,242

TELECOMMUNICATION SERVICES - 5.4%
Diversified Telecommunication Services - 5.1%
ADC Telecommunications, Inc.*	48,128	317,645
ALLTEL Corp.	19,278	1,180,970
AT&T Corp.	212,463	4,674,186
BellSouth Corp.	115,404	4,647,319
Centurytel, Inc.	8,682	263,065
Citizens Communications Co. (i)	17,570	211,367
Global Crossing, Ltd. *(i)	54,586	471,623
Qwest Communications International, Inc.	102,295	3,260,142
SBC Communications, Inc.	207,389	8,308,003
Sprint Corp. (i)	54,575	1,165,722
Verizon Communications	166,545	8,910,158
WorldCom, Inc.	177,837	2,525,285

35,935,485

Wireless Telecommunications Services - 0.3%
Nextel Communications, Inc. *(i)	47,109	824,408
Sprint Corp. (PCS Group)*	57,696	1,393,358

2,217,766

UTILITIES - 3.6%
Electric Utilities - 2.6%
AES Corp.*	32,763	1,410,447
Allegheny Energy, Inc.	7,678	370,464
Ameren Corp. (i)	8,449	360,772
American Electric Power Co., Inc.	19,837	915,874
Calpine Corp.*	18,390	695,142
Cinergy Corp.	9,791	342,195
CMS Energy Corp.	8,128	226,365
Consolidated Edison, Inc. (i)	13,060	519,788
Constellation Energy Group, Inc.	10,083	429,536
Dominion Resources, Inc.	15,234	916,020
DTE Energy Co. (i)	10,149	471,320
Duke Energy Corp.	47,532	1,854,223
Dynegy, Inc., Class A	20,074	933,441
Edison International (i)	20,062	223,691
Entergy Corp.	13,591	521,758
Exelon Corp.	19,742	1,265,857
FirstEnergy Corp.	13,792	443,551
FPL Group, Inc.	10,829	652,014

EVERGREEN
Equity Index Fund
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
UTILITIES - continued
Electric Utilities - continued
GPU, Inc.	7,358	$ 258,634
Mirant Corp.*	20,904	719,098
Niagara Mohawk Holdings, Inc.*	9,867	174,547
NiSource, Inc.	12,717	347,556
PG&E Corp.*	23,839	266,997
Pinnacle West Capital Corp.	5,218	247,333
PPL Corp.	8,987	494,285
Progress Energy, Inc.	12,690	570,035
Public Service Enterprise Group, Inc.	12,806	626,213
Reliant Energy, Inc.	18,317	589,991
Southern Co.	42,182	980,732
TXU Corp.	15,818	762,269

18,590,148

Gas Utilities - 0.9%
El Paso Corp.	31,353	1,647,286
Enron Corp.	45,943	2,251,207
Keyspan Corp.	8,456	308,475
Kinder Morgan, Inc. (i)	7,049	354,212
NICOR, Inc.	2,796	108,988
Oneok, Inc.	3,663	72,161
Peoples Energy Corp.	2,179	87,596
Sempra Energy	12,682	346,726
Williams Companies, Inc.	29,841	983,261

6,159,912

Multi-Utilities - 0.1%
Xcel Energy, Inc.	21,133	601,234

Total Common Stocks		679,317,041

SHORT-TERM INVESTMENTS - 6.0%
MUTUAL FUND SHARES - 5.8%
Evergreen Select Money Market Fund (a)	26,783,098	26,783,098
Navigator Prime Portfolio (ii)	14,047,620	14,047,620

40,830,718

	Principal Amount	Value
U.S. TREASURY OBLIGATIONS - 0.2%
U. S. Treasury Bills, 3.35%, 07/19/2001	$1,635,000	1,632,116

Total Short-Term Investments		42,462,834

Total Investments - (cost $561,409,350) - 101.6%		721,779,875
Other Assets and Liabilities - (1.6%)		(11,373,162)

Net Assets - 100.0%		$ 710,406,713

See Combined Notes to Schedules of Investments.

EVERGREEN
Strategic Value Fund
(formerly, Evergreen Select Strategic Value Fund)
Schedule of Investments
July 31, 2001

	Shares	Value
COMMON STOCKS - 94.4%
CONSUMER DISCRETIONARY - 10.5%
Hotels, Restaurants & Leisure - 1.3%
McDonald’s Corp.	384,925	$ 11,216,715

Household Durables - 1.8%
Black & Decker Corp.	361,250	15,428,987

Media - 4.5%
Cablevision Systems Corp. - Rainbow Media Group*	103,362	2,671,908
Cablevision Systems Corp., Class A *(i)	217,200	12,221,844
News Corporation, Ltd. (i)	344,200	10,652,990
Walt Disney Co.	470,995	12,410,718

37,957,460

Specialty Retail - 2.9%
Lowe’s Companies, Inc.	635,450	24,261,481

CONSUMER STAPLES - 7.8%
Beverages - 3.7%
Anheuser-Busch Companies, Inc.	333,200	14,430,892
PepsiCo., Inc.	364,100	16,977,983

31,408,875

Household Products - 1.4%
Procter & Gamble Co.	168,900	11,995,278

Tobacco - 2.7%
Philip Morris Companies, Inc.	498,100	22,663,550

ENERGY - 9.7%
Oil & Gas - 9.7%
Conoco, Inc., Class B	677,300	20,996,300
Devon Energy Corp.	23,900	1,295,619
Exxon Mobil Corp.	876,068	36,584,600
Texaco, Inc.	222,450	15,404,662
USX-Marathon Group	249,950	7,416,017

81,697,198

FINANCIALS - 25.2%
Banks - 9.7%
Bank of America Corp.	201,465	12,817,203
Bank of New York Co., Inc.	291,200	13,063,232
Dime Bancorp, Inc.	315,100	12,840,325
Mellon Financial Corp.	246,500	9,371,930
Washington Mutual, Inc.	98,200	3,979,064
Wells Fargo & Co.	649,725	29,926,334

81,998,088

EVERGREEN
Strategic Value Fund
(formerly, Evergreen Select Strategic Value Fund)
Schedule of Investments
(continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
FINANCIALS - continued
Diversified Financials - 12.0%
Citigroup, Inc.	704,420	$ 35,368,928
Fannie Mae	113,100	9,415,575
Freddie Mac	283,200	19,382,208
J.P. Morgan Chase & Co.	393,032	17,018,286
Merrill Lynch & Co., Inc.	245,100	13,294,224
Morgan Stanley Dean Witter & Co.	116,500	6,969,030

101,448,251

Insurance - 3.5%
American International Group, Inc.	261,000	21,728,250
CIGNA Corp.	79,500	7,974,645

29,702,895

HEALTH CARE - 10.7%
Health Care Providers & Services - 2.2%
Tenet Healthcare Corp.*	339,825	18,863,685

Pharmaceuticals - 8.5%
Abbott Laboratories	249,000	13,343,910
Bristol-Myers Squibb Co.	219,370	12,973,542
Johnson & Johnson Co.	345,300	18,680,730
Merck & Co., Inc.	68,300	4,643,034
Pharmacia Corp.	240,200	10,717,724
Watson Pharmaceuticals, Inc. *	170,800	11,247,180

71,606,120

INDUSTRIALS - 3.1%
Aerospace & Defense - 0.5%
Boeing Co.	68,600	4,015,158

Commercial Services & Supplies - 0.7%
Waste Management, Inc.	192,200	5,958,200

Industrial Conglomerates - 1.9%
Minnesota Mining & Manufacturing Co.	145,400	16,267,352

INFORMATION TECHNOLOGY - 7.7%
Communications Equipment - 1.3%
Motorola, Inc.	569,245	10,639,189

Computers & Peripherals - 2.8%
Apple Computer, Inc.*	232,100	4,361,159
International Business Machines Corp.	186,825	19,655,858

24,017,017

EVERGREEN
Strategic Value Fund
(formerly, Evergreen Select Strategic Value Fund)
Schedule of Investments
(continued)
July 31, 2001

	Shares	Value
COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Semiconductor Equipment & Products - 1.6%
Intel Corp.	286,930	$ 8,553,384
LSI Logic Corp.*	112,300	2,445,894
Micron Technology, Inc.*	53,500	2,247,000

13,246,278

Software - 2.0%
Microsoft Corp.*	254,800	16,865,212

MATERIALS - 2.8%
Metals & Mining - 2.3%
Alcoa, Inc.	497,300	19,509,079

Paper & Forest Products - 0.5%
Mead Corp.	139,660	4,150,695

TELECOMMUNICATION SERVICES - 11.8%
Diversified Telecommunication Services - 11.7%
Adelphia Communications Corp., Class A *(i)	390,925	14,425,132
ALLTEL Corp.	253,850	15,649,852
AT&T Corp.	363,158	7,339,423
Centurytel, Inc.	429,337	13,292,274
SBC Communications, Inc.	504,700	22,726,641
Verizon Communications	471,322	25,522,086
Williams Communications Group*	139,122	300,504

99,255,912

Wireless Telecommunications Services - 0.1%
AT&T Wireless Services Inc.*	32,162	601,108

UTILITIES - 5.1%
Electric Utilities - 1.3%
Duke Energy Corp.	148,700	5,741,307
Public Service Enterprise Group, Inc.	117,600	5,503,680

11,244,987

Gas Utilities - 3.8%
El Paso Corp.	241,600	12,502,800
Williams Companies, Inc.	585,390	19,610,565

32,113,365

Total Common Stocks		798,132,135

EVERGREEN
Strategic Value Fund
(formerly, Evergreen Select Strategic Value Fund)
Schedule of Investments
(continued)
July 31, 2001

	Shares	Value
SHORT-TERM INVESTMENTS - 8.4%
MUTUAL FUND SHARES - 8.4%
Evergreen Select Money Market Fund (a)	47,417,608	$ 47,417,608
Navigator Prime Portfolio (ii)	23,355,369	23,355,369

Total Short-Term Investments		70,772,977

Total Investments - (cost $771,256,408) - 102.8%		868,905,112
Other Assets and Liabilities - (2.8%)		(23,289,377)

Net Assets - 100.0%		$ 845,615,735

See Combined Notes to Schedules of Investments.

EVERGREEN
Strategic Value Fund
(formerly, Evergreen Select Strategic Value Fund)
Schedule of Investments
June 30, 2001

	Shares	Value
COMMON STOCKS - 94.9%
CONSUMER DISCRETIONARY - 11.0%
Hotels, Restaurants & Leisure - 1.2%
McDonald’s Corp.	379,025	$ 10,256,416

Household Durables - 1.7%
Black & Decker Corp.	355,650	14,033,949

Media - 4.8%
Cablevision Systems Corp. - Rainbow Media Group *(i)	106,900	2,758,020
Cablevision Systems Corp., Class A *(i)	213,800	12,507,300
News Corporation, Ltd. (i)	338,900	10,980,360
Walt Disney Co.	463,695	13,396,149

39,641,829

Specialty Retail - 3.3%
Lowe’s Companies, Inc.	369,425	26,801,784

CONSUMER STAPLES - 7.9%
Beverages - 3.6%
Anheuser-Busch Companies, Inc.	328,100	13,517,720
PepsiCo., Inc.	358,500	15,845,700

29,363,420

Household Products - 1.3%
Procter & Gamble Co.	166,300	10,609,940

Tobacco - 3.0%
Philip Morris Companies, Inc.	490,400	24,887,800

ENERGY - 9.5%
Oil & Gas - 9.5%
Conoco, Inc., Class B	666,800	19,270,520
Exxon Mobil Corp.	431,234	37,668,290
Texaco, Inc.	219,050	14,588,730
USX-Marathon Group	246,050	7,260,935

78,788,475

FINANCIALS - 25.9%
Banks - 10.0%
Bank of America Corp.	198,365	11,907,851
Bank of New York Co., Inc.	286,700	13,761,600
Dime Bancorp, Inc.	310,200	11,554,950
Mellon Financial Corp.	339,500	15,617,000
Wells Fargo & Co.	639,725	29,702,432

82,543,833

Diversified Financials - 13.2%
Citigroup, Inc.	693,520	36,645,597
Fannie Mae	111,400	9,485,710
Freddie Mac	278,800	19,516,000

EVERGREEN
Strategic Value Fund
(formerly, Evergreen Select Strategic Value Fund)
Schedule of Investments(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
FINANCIALS - continued
Diversified Financials - continued
J.P. Morgan Chase & Co.	480,732	$ 21,440,647
Merrill Lynch & Co., Inc.	241,300	14,297,025
Morgan Stanley Dean Witter & Co.	114,700	7,367,181

108,752,160

Insurance - 2.7%
American International Group, Inc.	257,000	22,102,000

HEALTH CARE - 10.7%
Health Care Providers & Services - 2.3%
Tenet Healthcare Corp.*	370,425	19,110,226

Pharmaceuticals - 8.4%
Abbott Laboratories	245,200	11,772,052
Bristol-Myers Squibb Co.	215,970	11,295,231
Johnson & Johnson Co.	411,400	20,570,000
Merck & Co., Inc.	67,200	4,294,752
Pharmacia Corp.	236,500	10,867,175
Watson Pharmaceuticals, Inc.*	168,200	10,367,848

69,167,058

INDUSTRIALS - 2.5%
Commercial Services & Supplies - 0.5%
Waste Management, Inc.	137,300	4,231,586

Industrial Conglomerates - 2.0%
Minnesota Mining & Manufacturing Co.	143,200	16,339,120

INFORMATION TECHNOLOGY - 7.5%
Communications Equipment - 1.1%
Motorola, Inc.	560,445	9,280,969

Computers & Peripherals - 2.7%
Apple Computer, Inc.*	73,787	1,715,548
International Business Machines Corp.	183,925	20,783,525

22,499,073

Semiconductor Equipment & Products - 1.5%
Intel Corp.	282,530	8,264,002
LSI Logic Corp.*	85,300	1,603,640
Micron Technology, Inc.*	52,700	2,165,970

12,033,612

Software - 2.2%
Microsoft Corp.*	250,900	18,315,700

EVERGREEN
Strategic Value Fund
(formerly, Evergreen Select Strategic Value Fund)
Schedule of Investments
(continued)
June 30, 2001

	Shares	Value
COMMON STOCKS - continued
MATERIALS - 2.9%
Metals & Mining - 2.3%
Alcoa, Inc.	489,600	$ 19,290,240

Paper & Forest Products - 0.6%
Mead Corp.	187,417	5,086,497

TELECOMMUNICATION SERVICES - 11.8%
Diversified Telecommunication Services - 11.8%
Adelphia Communications Corp., Class A *(i)	384,925	15,781,925
ALLTEL Corp.	249,950	15,311,937
AT&T Corp.	357,558	7,866,276
Centurytel, Inc.	422,737	12,808,931
SBC Communications, Inc.	496,900	19,905,814
Verizon Communications	464,022	24,825,177
Williams Communications Group*	282,122	832,260

97,332,320

UTILITIES - 5.2%
Electric Utilities - 1.4%
Duke Energy Corp.	146,400	5,711,064
Public Service Enterprise Group, Inc.	115,800	5,662,620

11,373,684

Gas Utilities - 3.8%
El Paso Corp.	237,900	12,499,266
Williams Companies, Inc.	576,390	18,992,051

31,491,317

Total Common Stocks		783,333,008

SHORT-TERM INVESTMENTS - 9.5%
MUTUAL FUND SHARES - 9.5%
Evergreen Select Money Market Fund (a)	40,575,683	40,575,683
Navigator Prime Portfolio (ii)	37,590,461	37,590,461

Total Short-Term Investments		78,166,144

Total Investments - (cost $766,116,815) - 104.4%		861,499,152
Other Assets and Liabilities - (4.4%)		(36,308,982)

Net Assets - 100.0%		$ 825,190,170

Combined Notes to Schedules of Investments
July 31, 2001

ƒ All or a portion of the principal amount of this security was pledged to cover initial margin requirements for open futures contracts.
(a) The advisor of the Fund and the advisor of the money market fund are each a subsidiary of First Union National Bank.
(i) All or a portion of this security is on loan.
(ii) Represents investment of cash collateral received for securities on loan.
* Non-income producing security.
° Investment in non-controlled affiliate.

See Combined Notes to Financial Statements.

EVERGREEN
Growth and Income Funds
Statements of Assets and Liabilities

	Equity Index Fund		Strategic Value Fund
	July 31, 2001	June 30, 2001	July 31, 2001	June 30, 2001

Assets
Identified cost of securities	$ 581,900,989	$ 561,409,350	$ 771,256,408	$ 766,116,815
Net unrealized gains on securities	153,409,761	160,370,525	97,648,704	95,382,337

Market value of securities	735,310,750	721,779,875	868,905,112	861,499,152
Receivable for securities sold	0	0	0	1,265,761
Receivable for Fund shares sold	2,253,942	2,500,430	153,074	237,993
Dividends and interest receivable	524,571	572,086	869,768	621,837
Receivable for daily variation margin on open futures contracts	63,000	75,200	0	0
Receivable from investment advisor	209,479	191,381	0	0
Prepaid expenses and other assets	82,223	67,111	15,233	12,160

Total assets	738,443,965	725,186,083	869,943,187	863,636,903
Liabilities

Distributions payable	63,639	71,460	202,559	301,518
Payable for Fund shares redeemed	1,138,339	587,716	702,564	412,700
Payable for securities on loan	13,483,719	14,047,620	23,355,369	37,590,461
Advisory fee payable	0	0	8,600	80,306
Distribution Plan expenses payable	9,578	28,452	67	207
Due to other related parties	1,972	5,835	2,307	6,785
Accrued expenses and other liabilities	45,294	38,287	55,986	54,756

Total liabilities	14,742,541	14,779,370	24,327,452	38,446,733

Net assets	$ 723,701,424	$ 710,406,713	$ 845,615,735	$ 825,190,170

Net assets represented by
Paid-in capital	$ 588,417,248	$ 567,623,382	$ 747,480,979	$ 729,082,865
Undistributed (overdistributed) net investment income	28,076	14,910	38,981	(107,285)
Accumulated net realized gains or losses on securities and futures contracts	(18,142,046)	(17,373,993)	447,071	832,253
Net unrealized gains on securities and futures contracts	153,398,146	160,142,414	97,648,704	95,382,337

Total net assets	$ 723,701,424	$ 710,406,713	$ 845,615,735	$ 825,190,170

Net assets consists of
Class A	$ 95,801,331	$ 86,350,230	$ 0	$ 0
Class B	206,205,062	207,010,982	0	0
Class C	118,504,365	114,451,426	0	0
Class I	289,307,216	288,421,419	835,732,037	815,097,438
Class IS	13,883,450	14,172,656	9,883,698	10,092,732

Total net assets	$ 723,701,424	$ 710,406,713	$ 845,615,735	$ 825,190,170

Shares outstanding
Class A	2,107,096	1,879,039	0	0
Class B	4,556,695	4,525,196	0	0
Class C	2,614,573	2,497,922	0	0
Class I	6,361,377	6,274,505	3,625,896	3,544,706
Class IS	305,402	308,451	42,892	43,903

Net asset value per share
Class A	$ 45.47	$ 45.95	-	-

Class A - Offering price (based on sales charge of 5.75%)	$ 48.24	$ 48.75	-	-

Class B	$ 45.25	$ 45.75	-	-

Class C	$ 45.32	$ 45.82	-	-

Class I	$ 45.48	$ 45.97	$ 230.49	$ 229.95

Class IS	$ 45.46	$ 45.95	$ 230.43	$ 229.89

See Combined Notes to Financial Statements.

EVERGREEN
Growth and Income Funds
Statements of Operations

	Equity Index Fund		Strategic Value Fund
	One-Month Period Ended July 31, 2001 (a)	Year Ended June 30, 2001	One-Month Period Ended July 31, 2001 (a)	Year Ended June 30, 2001

Investment income
Dividends (net of foreign withholding taxes of $0, $41,361, $0 and $1,937, respectively)	$ 644,316	$ 8,704,975	$ 893,371	$ 12,141,706
Interest	74,568	831,273	161,646	2,035,013

Total investment income	718,884	9,536,248	1,055,017	14,176,719

Expenses
Advisory fee	187,366	2,422,549	425,227	4,999,161
Distribution Plan expenses	284,993	3,032,878	2,038	21,219
Administrative services fees	58,552	757,047	68,585	806,316
Transfer agent fee	99,889	1,194,312	4,268	51,720
Trustees’ fees and expenses	1,224	15,460	1,601	16,255
Printing and postage expenses	5,869	70,465	3,534	20,936
Custodian fee	14,250	147,084	17,520	188,034
Registration and filing fees	4,636	56,826	3,210	18,717
Professional fees	1,875	22,208	1,994	19,760
Other	19,395	144,413	1,705	1,775

Total expenses	678,049	7,863,242	529,682	6,143,893
Less: Expense reductions	(1,612)	(33,204)	(1,874)	(30,900)
Fee waivers and reimbursements	(215,788)	(2,526,028)	(5,703)	(44,402)

Net expenses	460,649	5,304,010	522,105	6,068,591

Net investment income	258,235	4,232,238	532,912	8,108,128

Net realized and unrealized gains or losses on securities and futures contracts
Net realized gains or losses on:
Securities	(275,453)	(6,164,400)	(385,182)	843,622
Futures contracts	(492,600)	(2,100,536)	0	0
Net realized gains or losses on securities and futures contracts	(768,053)	(8,264,936)	(385,182)	843,622

Net change in unrealized gains or losses on securities and futures contracts	(6,744,268)	(119,882,063)	2,266,367	69,152,203

Net realized and unrealized gains or losses on securities and futures contracts	(7,512,321)	(128,146,999)	1,881,185	69,995,825

Net increase (decrease) in net assets resulting from operations	$ (7,254,086)	$ (123,914,761)	$ 2,414,097	$ 78,103,953

(a) For the one month ended July 31, 2001. The Funds changed their fiscal year end from June 30 to July 31, effective July 31, 2001.

See Combined Notes to Financial Statements.

EVERGREEN
Growth and Income Funds
Statements of Changes in Net Assets

	Equity Index Fund			Strategic Value Fund
	One-Month Period Ended July 31, 2001 (a)	Year Ended June 30, 2001	Year Ended June 30, 2000	One-Month Period Ended July 31, 2001 (a)	Year Ended June 30, 2001	Year Ended June 30, 2000

Operations
Net investment income	$ 258,235	$ 4,232,238	$ 6,487,808	$ 532,912	$ 8,108,128	$ 8,330,498
Net realized gains or losses on securities and futures contracts	(768,053)	(8,264,936)	(2,560,245)	(385,182)	843,622	10,443,563
Net change in unrealized gains or losses on securities and futures contracts	(6,744,268)	(119,882,063)	51,274,071	2,266,367	69,152,203	(70,184,049)

Net increase (decrease) in net assets resulting from operations	(7,254,086)	(123,914,761)	55,201,634	2,414,097	78,103,953	(51,409,988)

Distributions to shareholders from
Net investment income
Class A	(44,502)	(531,646)	(482,496)	0	0	0
Class B	0	(245,935)	(303,501)	0	0	0
Class C	0	(99,674)	(40,926)	0	0	0
Class I	(194,053)	(3,224,480)	(5,942,202)	(384,159)	(8,099,600)	(9,271,061)
Class IS	(6,514)	(101,941)	(238,272)	(2,487)	(65,469)	(36,985)
Net realized gains
Class A	0	(397,319)	(358,623)	0	0	0
Class B	0	(966,947)	(1,092,585)	0	0	0
Class C	0	(355,783)	(131,127)	0	0	0
Class I	0	(1,925,337)	(3,855,784)	0	(9,926,142)	(9,327,347)
Class IS	0	(78,294)	(264,381)	0	(99,609)	(31,597)

Total distributions to shareholders	(245,069)	(7,927,356)	(12,709,897)	(386,646)	(18,190,820)	(18,666,990)

Capital share transactions
Proceeds from shares sold	31,011,938	309,776,996	447,773,097	27,294,717	154,753,047	292,606,251
Net asset value of shares issued in reinvestment of distributions	181,616	6,966,261	11,758,653	184,087	13,844,538	13,346,048
Net asset value of shares issued in acquisition	0	0	0	0	0	153,449,048
Payment for shares redeemed	(10,399,688)	(371,689,749)	(362,770,305)	(9,080,690)	(160,514,776)	(164,935,655)

Net increase (decrease) in net assets resulting from capital share transactions	20,793,866	(54,946,492)	96,761,445	18,398,114	8,082,809	294,465,692

Total increase (decrease) in net assets	13,294,711	(186,788,609)	139,253,182	20,425,565	67,995,942	224,388,714
Net assets
Beginning of period	710,406,713	897,195,322	757,942,140	825,190,170	757,194,228	532,805,514

End of period	$ 723,701,424	$ 710,406,713	$ 897,195,322	$ 845,615,735	$ 825,190,170	$ 757,194,228

Underdistributed (overdistributed) net investment income	$ 28,076	$ 14,910	$ (26,320)	$ 38,981	$ (107,285)	$ (50,344)

(a) For the one month ended July 31, 2001. The Funds changed their fiscal year end from June 30 to July 31, effective July 31, 2001 ..

See Combined Notes to Financial Statements.

Combined Notes to Financial Statements

1. ORGANIZATION

The Evergreen Growth and Income Funds consist of Evergreen Equity Index Fund (“Equity Index Fund”) and Evergreen Strategic Value Fund (formerly Evergreen Select Strategic Value Fund) (“Strategic Value Fund”), (collectively the “Funds”). Each Fund is a diversified series of Evergreen Select Equity Trust (the “Trust”), a Delaware business trust organized on September 18, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds offer Institutional shares (“Class I”) and Institutional Service shares (“Class IS”). In addition, Equity Index Fund offers Class A, Class B and Class C shares. Class A shares are sold with a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge, but pay a higher ongoing distribution fee than Class A and are sold subject to a contingent deferred sales charge that is payable upon redemption and decreases depending on how long the shares have been held. Class I and Class IS shares are sold without a front-end sales charge or contingent deferred sales charge; however, Class IS shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

A. Valuation of Investments
Listed equity securities are valued at the last sale price reported on the national securities exchange, where the securities are principally traded.

Short-term securities with remaining maturities of 60 days or less at the time of purchase are valued at amortized cost, which approximates market value.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

B. Foreign Currency Translation
All assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Funds do not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses on securities.

C. Futures Contracts
In order to gain exposure to or protect against changes in security values, the Funds may buy and sell futures contracts. The primary risks associated with the use of futures contracts are the imperfect correlation between changes in market values of securities held by the Funds and the prices of futures contracts, and the possibility of an illiquid market.

Futures contracts are valued based upon their quoted daily settlement prices. The aggregate principal amounts of the contracts are not recorded in the financial statements. Fluctuations in the value of the contracts are recorded in the Statement of Assets and Liabilities as an asset or liability and in the Statement of Operations as unrealized appreciation (depreciation) until the contracts are closed, at which point they are recorded as net realized gains or losses on futures contracts.

Combined Notes to Financial Statements(continued)

D. Security Lending
The Funds may lend their securities to certain qualified brokers in order to earn additional income. The Funds receive compensation in the form of fees or interest earned on the investment of any cash collateral received. The Funds receive collateral in the form of cash or securities with a market value at least equal to the market value of the securities on loan, including accrued interest. In the event of default or bankruptcy by the borrower, the Funds could experience delays and costs in recovering the loaned securities or in gaining access to the collateral.

E. Security Transactions and Investment Income
Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

F. Federal Taxes
Each Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

G. Distributions
Distributions to shareholders are recorded on the ex-dividend date. Distributions from net realized gains are recorded on the ex-dividend date.

Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

Reclassifications have been made to the Funds’ components of net assets to reflect income and gains available for distribution (or available capital loss carryovers, as applicable) under income tax regulations.

H. Class Allocations
Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution and service fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

On May 11, 2001, the Funds’ Board of Trustees approved the transfer of the investment advisory contracts with First Union National Bank (“FUNB”) to Evergreen Investment Management Company, LLC (“EIMC”). This transfer did not require shareholder approval as the parties involved were all wholly owned subsidiaries of and controlled by First Union Corporation (“First Union”) and neither the fees nor services were changed.

EIMC, an indirect, wholly-owned subsidiary of First Union, is the investment advisor to each Fund and is paid a management fee that is calculated and paid daily at an annual rate of each Fund’s average daily net assets as follows:

Management Fee Rate
Equity Index Fund	0.32%
Strategic Value Fund	0.62%

Combined Notes to Financial Statements(continued)

The amount of investment advisory fees waived by the investment advisors and the impact on each Funds’ expense ratio represented as a percentage of its average daily net assets were as follows:

	One-Month Period Ended July 31, 2001		Year Ended June 30, 2001
	Fees Waived and Reimbursed	% of Average Net Assets	Fees Waived and Reimbursed	% of Average Net Assets
Equity Index Fund	$215,788	0.37%	$2,526,028	0.33%
Strategic Value Fund	5,703	0.01%	44,402	0.01%

Evergreen Investment Services, Inc. (“EIS”), an indirect, wholly-owned subsidiary of First Union, is the administrator to the Funds. As administrator, EIS provides the Funds with facilities, equipment and personnel and is paid an administrative fee of 0.10% of each Fund’s average daily net assets.

Evergreen Service Company, LLC (“ESC”), an indirect, wholly owned subsidiary of First Union, is the transfer and dividend disbursing agent for the Funds.

Officers of the Funds and affiliated Trustees receive no compensation directly from the Funds.

4. DISTRIBUTION PLANS Evergreen Distributor, Inc. (“EDI”), a wholly owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Funds.

Each Fund has adopted Distribution Plans, as allowed by Rule 12b-1 of the 1940 Act, for each class of shares, except Class I. Distribution plans permit a Fund to compensate its principal underwriter for costs related to selling shares of the Fund and for various other specified services. These costs consist primarily of commissions and service fees to broker-dealers who sell shares of the Fund. Under the Distribution Plans, each class incurs distribution fees at the following annual rates:

Average Daily Net Assets
Class A	0.25%
Class B	1.00
Class C	1.00
Class IS	0.25

Of the above amounts, each share class may pay under its Distribution Plan a maximum service fee of 0.25% of the average daily net assets of the class to pay for shareholder service fees. Distribution Plan expenses are calculated and paid daily.

The amounts paid or accrued to EDI pursuant to each Fund’s Class A, Class B, Class C and Class IS Distribution Plans were as follows:

	One-Month Period Ended July 31, 2001
	Class A	Class B	Class C	Class IS
Equity Index Fund	$18,926	168,421	$94,776	$2,870
Strategic Value Fund	0	0	0	2,038

	Year Ended June 30, 2001
	Class A	Class B	Class C	Class IS
Equity Index Fund	$206,657	$2,002,370	$783,044	$40,807
Strategic Value Fund	0	0	0	21,219

With respect to Class B and Class C shares, the principal underwriter may pay distribution fees greater than the allowable annual amounts each Fund is permitted to pay under the Distribution Plans.

Each of the Distribution Plans may be terminated at any time by vote of the independent Trustees or by vote of a majority of the outstanding voting shares of the respective class.

Combined Notes to Financial Statements(continued)

5. CONVERSION INFORMATION

On July 9, 1999, Strategic Value Fund acquired substantially all the net assets and assumed certain liabilities of certain common trust funds managed by FUNB in exchange for Class I shares of Strategic Value Fund.

These acquisitions were accomplished by a tax-free exchange of the respective shares of the Fund. The value of net assets acquired, number of shares issued, unrealized appreciation acquired and the aggregate net assets of the acquiring Fund immediately after the acquisition were as follows:

Acquiring Fund	Acquired Fund	Value of Net Assets Acquired	Number of Shares Issued	Unrealized Appreciation	Net Assets After Acquisition

Strategic Value Fund	CoreStates Value Equity Fund	$80,405,690	341,237	$0	$616,788,813
	CoreStates Value Equity Trust	73,043,358	309,990	11,453,813	689,832,171

6. CAPITAL SHARE TRANSACTIONS The Funds have an unlimited number of shares of beneficial interest with $0.001 par value authorized. Shares of beneficial interest of the Funds are currently divided into Class A, Class B, Class C, Class I and Class IS. Transactions in shares of the Funds were as follows:

Equity Index Fund
	One-Month Period Ended July 31, 2001 (a)		Year Ended June 30,
			2001		2000
	Shares	Amount	Shares	Amount	Shares	Amount

Class A
Shares sold	262,694	$ 11,815,387	1,008,251	$ 50,325,437	1,367,393	$ 74,486,727
Automatic conversion of Class B shares to
Class A shares	756	34,533	6,314	286,531	48,779	2,691,257
Shares issued in reinvestment of distributions	945	42,956	18,087	903,259	15,426	817,672
Shares redeemed	(36,338)	(1,643,997)	(615,126)	(30,829,691)	(704,342)	(36,432,072)

Net increase	228,057	10,248,879	417,526	20,685,536	727,256	41,563,584

Class B
Shares sold	102,925	4,635,621	1,439,076	70,712,994	2,236,084	117,048,528
Shares issued in reinvestment of distributions	0	0	22,835	1,158,892	24,901	1,314,284
Automatic conversion of Class B shares to
Class A shares	(760)	(34,533)	(6,343)	(286,531)	(48,779)	(2,691,257)
Shares redeemed	(70,666)	(3,178,538)	(665,210)	(32,991,369)	(541,534)	(31,226,942)

Net increase	31,499	1,422,550	790,358	38,593,986	1,670,672	84,444,613

Class C
Shares sold	154,504	6,975,881	1,763,251	86,491,257	1,006,631	53,264,432
Shares issued in reinvestment of distributions	0	0	8,163	413,590 2,611	138,200
Shares redeemed	(37,853)	(1,709,788)	(273,727)	(13,217,701)	(76,030)	(4,053,895)

Net increase	116,651	5,266,093	1,497,687	73,687,146	933,212	49,348,737

Class I
Shares sold	163,225	7,432,096	2,035,310	100,531,815	3,854,353	197,217,512
Shares issued in reinvestment of distributions	2,923	132,917	85,010	4,320,969	170,171	9,000,233
Shares redeemed	(79,276)	(3,570,239)	(5,705,574)	(291,065,642)	(5,130,778)	(266,953,367)

Net increase (decrease)	86,872	3,994,774	(3,585,254)	(186,212,858)	(1,106,254)	(60,735,622)

Class IS
Shares sold	3,353	152,953	34,237	1,715,493	109,070	5,755,898
Shares issued in reinvestment of distributions	126	5,743	3,376	169,551	9,263	488,264
Shares redeemed	(6,528)	(297,126)	(71,007)	(3,585,346)	(507,648)	(24,104,029)

Net decrease	(3,049)	(138,430)	(33,394)	(1,700,302)	(389,315)	(17,859,867)

Net increase (decrease)		$ 20,793,866		$ (54,946,492)		$ 96,761,445

(a) For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.

Combined Notes to Financial Statements(continued)

Strategic Value Fund
	One-Month Period Ended July 31, 2001 (a)		Year Ended June 30,
			2001		2000
	Shares	Amount	Shares	Amount	Shares	Amount

Class I
Shares sold	118,077	$ 27,104,425	658,188	$ 148,234,175	1,301,450	$ 283,351,824
Shares issued in reinvestment of distributions	791	182,383	61,624	13,710,040	57,710	13,296,673
Shares issued in acquisition of:
Corestate Value Equity Fund	0	0	0	0	341,237	80,405,690
Corestate Value Equity Trust	0	0	0	0	309,990	73,043,358
Shares redeemed	(37,678)	(8,654,883)	(696,247)	(156,660,370)	(728,101)	(160,984,883)

Net increase	81,190	18,631,925	23,565	5,283,845	1,282,286	289,112,662

Class IS
Shares sold	829	$ 190,292	28,836	$ 6,518,872	41,567	$ 9,254,427
Shares issued in reinvestment of distributions	7	1,704	604	134,498	218	49,375
Shares redeemed	(1,847)	(425,807)	(17,080)	(3,854,406)	(17,873)	(3,950,772)

Net increase (decrease)	(1,011)	(233,811)	12,360	2,798,964	23,912	5,353,030

Net increase		$ 18,398,114		$ 8,082,809		$ 294,465,692

(a) For the one month ended July 31, 2001. The Fund changed its fiscal year end from June 30 to July 31, effective July 31, 2001.

7. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were as follows:

	One-Month Period Ended July 31, 2001		Year Ended June 30, 2001
	Cost of Purchases	Proceeds from Sales	Cost of Purchases	Proceeds from Sales
Equity Index Fund	$36,941,825	$1,626,168	$130,871,600	$199,168,858
Strategic Value Fund	34,160,897	21,242,955	291,309,554	310,283,971

The Equity Index Fund had open futures contracts outstanding as follows:

Year Ended	Expiration	Contracts	Initial Contract Amount	Value	Unrealized Loss

July 31, 2001	September 2001	45 S&P 500 Index	$13,683,425	$13,671,810	$ (11,615)
June 30, 2001	September 2001	64 S&P 500 Index	19,934,863	19,706,752	(228,111)

The Funds loaned securities during the one-month period ended July 31, 2001 and the year ended June 30, 2001 to certain brokers. The Funds changed their fiscal year end from June 30 to July 31, effective July 31, 2001. The value of securities on loan, the value of collateral (including accrued interest) and the amount of income earned from securities lending were as follows:

	July 31, 2001		One-Month Period Ended July 31, 2001
Value of Securities on Loan	Value of Collateral	Securities Lending Income Earned
Equity Index Fund	$13,075,991	$13,483,719	$3,839
Strategic Value Fund	22,996,998	23,355,369	9,768

	June 30, 2001		Year Ended June 30, 2001
Value of Securities on Loan	Value of Collateral	Securities Lending Income Earned
Equity Index Fund	$13,773,956	$14,047,620	$42,225
Strategic Value Fund	37,072,576	37,590,461	83,031

Combined Notes to Financial Statements(continued)

The composition of unrealized appreciation and depreciation on securities based on the aggregate cost of securities for federal income tax purposes was as follows:

	July 31, 2001
	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation
Equity Index Fund	$591,404,139	$199,824,756	$55,918,145	$143,906,611
Strategic Value Fund	772,769,043	129,467,794	33,331,725	96,136,069

	June 30, 2001
	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation
Equity Index Fund	$570,901,570	$203,439,093	$52,560,788	$150,878,305
Strategic Value Fund	767,475,946	136,767,763	42,744,557	94,023,206

As of July 31, 2001, the Funds had capital loss carryovers for federal income tax purposes for Equity Index Fund and Strategic Value Fund of $8,650,511 and $231,678, respectively expiring on July 31, 2009. For income tax purposes, capital losses incurred after October 31 within a Fund’s fiscal year are deemed to arise on the first business day of the Fund’s following fiscal year. As of June 30, 2001, Equity Index Fund has incurred and will elect to defer post October losses of $8,109,883.

8. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and their custodian, a portion of the fund expenses have been reduced. The amount of expense reductions received by each Fund and the impact of the total expense reductions on each Fund’s annualized expense ratio represented as a percentage of its average net assets were as follows:

	One-Month Period Ended July 31, 2001		Year Ended June 30, 2001
	Expense Reductions	% of Average Net Assets	Expense Reductions	% of Average Net Assets
Equity Index Fund	$1,612	0.00%	$33,204	0.00%
Strategic Value Fund	1,874	0.00%	30,900	0.00%

9. DEFERRED TRUSTEES’ FEES

Each independent Trustee of each Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees’ deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen Funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund’s Trustees’ fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

10. FINANCING AGREEMENT

The Funds and certain other Evergreen Funds share in a $775 million unsecured revolving credit commitment to temporarily finance the purchase or sale of securities for prompt delivery, including funding redemption of their shares, as permitted by each Fund’s borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the Funds are charged an annual commitment fee of 0.10% of the unused balance, which is allocated pro rata. For its assistance in arranging the financing agreement, First Union Capital Markets Corp. was paid a one-time arrangement fee of $150,000, which was charged to the Funds and also allocated pro rata.

During the periods ended July 31, 2001 and June 30, 2001 the Funds had no borrowings under this agreement.

Combined Notes to Financial Statements(continued)

11. CONCENTRATION OF RISK

The Funds may invest a substantial portion of their assets in an industry or sector and, therefore, may be more affected by changes in that industry or sector than would be a comparable mutual fund that is not heavily weighted in any industry or sector.

12. NEW ACCOUNTING PRONOUNCEMENT

In November 2000, the AICPA issued a revised Audit and Accounting Guide, Audits of Investment Companies, which is effective for fiscal years beginning after December 15, 2000. Among other things, the revised Guide amends certain accounting practices and disclosures presently used, such as treatment of payments by affiliates, excess expense plan accounting, reporting by multiple-class funds, and certain financial statement disclosures. While some of the Guide’s requirements will not be effective until the SEC amends its disclosure and reporting requirements, other requirements are effective presently. Adopting these requirement will not have a material impact on the Funds’ financial statements.

Independent Auditors’ Report

The Board of Trustees and Shareholders
Evergreen Select Equity Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Evergreen Equity Index Fund and Evergreen Strategic Value Fund (formerly, Evergreen Select Strategic Value Fund), portfolios of the Evergreen Select Equity Trust, as of July 31, 2001 and June 30, 2001, and the related statements of operations for the one-month period ended July 31, 2001 and the year ended June 30, 2001, the statements of changes in net assets for the one-month period ended July 31, 2001 and each of the years in the two-year period ended June 30, 2001, and the financial highlights for the one-month period ended July 31, 2001 and each of the years or periods in the five-year period ended June 30, 2001. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2001 and June 30, 2001 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Equity Index Fund and Evergreen Strategic Value Fund as of July 31, 2001 and June 30, 2001, the results of their operations, the changes in their net assets and the financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts September 7, 2001

Additional Information (unaudited)

Federal Tax Distributions

Pursuant to Section 852 of the Internal Revenue Code, the Funds have designated the following amounts as capital gain distributions for the fiscal year ended June 30, 2001:

	Aggregate	Per Share
Equity Index Fund	$3,736,348	$0.246
Strategic Value Fund	10,025,751	2.818

For the one month ended July 31, 2001, the Funds had no capital gain distributions. The Funds changed their fiscal year end from June 30 to July 31, effective July 31, 2001.

For corporate shareholders, the following percentages of ordinary income dividends paid during the fiscal years ended June 30, 2001 and July 31, 2001 qualified for the dividends received deduction:

Equity Index Fund	100.00%
Strategic Value Fund	100.00%

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2000 Dalbar Mutual Fund Service Award Recipient:The Dalbar Mutual Fund Service Award symbolizes the achievement of the highest tier of service to shareholders within the mutual fund industry. It is awarded only to those firms that exceed industry norms in key service areas. Evergreen was measured against 66 mutual fund service providers.

559482 7/2001 The First Family of Mutual Funds 200 Berkeley Street Boston, MA 02116